UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

HILTON GRAND VACATIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019 Proxy Statement

Notice of Annual Meeting of Stockholders

Wednesday, May 8, 2019

8:30 a.m., local time

Waldorf Astoria Orlando

Orlando, Florida

March 27, 2019

Dear Fellow Stockholder:

We are pleased to invite you to the 2019 Annual Meeting of Stockholders of Hilton Grand Vacations Inc. The Annual Meeting will be held on Wednesday, May 8, 2019, 8:30 a.m., local time, at the Waldorf Astoria Orlando, in Orlando, Florida.

At the Annual Meeting stockholders will be considering seven Director nominees for election to our Board of Directors. We encourage you to review the qualifications and experience of the Director nominees beginning on page 5 of the attached Proxy Statement. In addition to the election of directors, stockholders will also be considering the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2019 fiscal year, and a non-binding advisory vote to approve executive compensation.

Stockholder accountability is of paramount importance to the Board and the Company’s senior leadership. It is essential to our success. In our first year as an independent publicly-traded company, for example, we instituted a stockholder engagement program, which senior leadership expanded in 2018. We listen carefully to your viewpoints and take them into consideration in the boardroom and in the strategic decision-making of our senior leadership. Additional information about our stockholder engagement can be found in the Proxy Statement on page 4.

Your vote is important to us. Whether you own a few shares or many, it is important that your views are represented and your shares are counted at the Annual Meeting. Voting instructions can be found in the Proxy Statement on page 2 and in the Question and Answer section that begins on page 60. Voting instructions are also provided in the Notice Regarding Internet Availability of Proxy Materials that was mailed or sent to stockholders via electronic delivery on or about March 27, 2019 and discussed on page 3 of the Proxy Statement.

Thank you for the confidence that you have placed in us. We are excited about the Company’s prospects for 2019 and beyond, and we look forward to seeing you in Orlando at the Annual Meeting.

Sincerely,

Leonard A. Potter	Mark D. Wang
Chairman of the Board of Directors	President and Chief Executive Officer

Hilton Grand Vacations	2019 PROXY STATEMENT

HILTON GRAND VACATIONS INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

We are pleased to invite you to join our Board of Directors and senior leadership at Hilton Grand Vacations’ 2019 Annual Meeting of Stockholders (the “Annual Meeting”).

WHEN:	May 8, 2019, 8:30 a.m., local time

WHERE:	Waldorf Astoria Orlando 14200 Bonnet Creek Resort Lane Orlando, Florida, 32821

ITEMS OF BUSINESS:

1.	To elect the seven (7) Director nominees named in the accompanying Proxy Statement, to serve until the next annual meeting of stockholders in 2020.

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2019 fiscal year.

3.	To hold a non-binding advisory vote to approve executive compensation.

To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

RECORD DATE:

The Board of Directors set March 15, 2019 as the record date for the meeting. This means that our stockholders as of the close of business on that date are entitled to receive this notice of the Annual Meeting and vote at the meeting and any adjournments or postponements of the meeting. On the record date, there were 92,924,598 shares of Hilton Grand Vacations Inc. common stock issued and outstanding and entitled to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting is available at our corporate offices in Orlando, Florida.

By Order of the Board of Directors,

Charles R. Corbin General Counsel and Secretary

Your Vote is Important

Please vote as promptly as possible online or by telephone, or by signing, dating and returning the proxy card or voting instructions form mailed to those who receive paper copies of the proxy materials. All properly executed and timely received proxy cards and voting instruction forms, and all properly completed proxies and voting instructions submitted online or by telephone will be voted at the Annual Meeting in accordance with the directions given by stockholders, unless revoked prior to completion of voting at the Annual Meeting.

Hilton Grand Vacations	2019 NOTICE OF ANNUAL MEETING

Hilton Grand Vacations	i	2019 PROXY STATEMENT

Hilton Grand Vacations	ii	2019 PROXY STATEMENT

HILTON GRAND VACATIONS INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

The Board of Directors (the “Board”) of Hilton Grand Vacations Inc. (the “Company” or “HGV”) is providing you with this Proxy Statement relating to the 2019 Annual Meeting of Stockholders of Hilton Grand Vacations Inc. (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 8, 2019, at 8:30 a.m., local time, at the Waldorf Astoria Orlando, 14200 Bonnet Creek Resort Lane, Orlando, Florida, 32821. The proxies may also be voted at any adjournments or postponements of the Annual Meeting.

We began mailing a Notice Regarding Internet Availability of Proxy Materials on March 27, 2019 containing instructions on how to access this Proxy Statement and our annual report online. We also began mailing a full set of proxy materials to stockholders who had previously requested delivery of a printed copy of the proxy materials.

Only owners of record of shares of common stock of the Company as of the close of business on March 15, 2019, the record date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of HGV common stock held by such stockholder. On March 15, 2019, there were 92,924,598 shares of the Company’s common stock issued and outstanding.

The mailing address of our principal office is Hilton Grand Vacations Inc., 6355 MetroWest Boulevard, Suite 180, Orlando, Florida 32835.

ROADMAP OF VOTING MATTERS

Stockholders are being asked to vote on the following matters at the Annual Meeting:	Our Board’s Recommendations

Proposal No. 1: Election of Seven (7) Director Nominees	FOR each nominee
The Board unanimously believes that all of the Director nominees listed in this Proxy Statement have the requisite qualifications to provide effective oversight of our business and management.	Pg. 5

Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as Independent Auditors of the Company for the 2019 Fiscal Year	FOR
The Board unanimously believes that the retention of Ernst & Young LLP as the Company’s independent auditors for the 2019 fiscal year is in the best interest of the Company and our stockholders.	Pg. 21

Proposal No. 3: Non-Binding Advisory Vote on Executive Compensation	FOR

We are seeking a non-binding advisory vote to approve the 2018 compensation paid to our named executive officers, which is described in the section of this Proxy Statement entitled “Executive Compensation.”

Pg. 23

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting to be Held on May 8, 2019

The Proxy Statement and annual report to stockholders and instructions to vote online, by telephone, or by mail are available at www.proxyvote.com and on our website at www.hgv.com under the “Investors” heading.

Hilton Grand Vacations	2019 PROXY STATEMENT

SUMMARY OF VOTING INFORMATION

It is very important that your views be represented, and your shares be counted. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all voting matters.

HOW TO VOTE

Please vote using one of the following voting methods. Be sure to have your proxy card or voting instruction form or your Notice of Internet Availability of Proxy Materials in hand and follow the instructions.

RECORD OWNERS * (your shares are registered on the books of the Company)	BENEFICIAL OWNERS * (your shares are held by a broker or other financial institution)

Via the Internet Visit www.proxyvote.com	Via the Internet † Visit www.proxyvote.com

By phone Call 1-800-690-6903 or the telephone number on your proxy card	By phone † Call 1-800-454-8683 or the telephone number on your voting instruction form

By mail Sign, date and return your proxy card	By mail Sign, date and return your voting instruction form

*

All record owners may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if they obtain a legal proxy from their broker or other financial institution before the Annual Meeting. See Question 20 on page 64 for information about attending and voting in person at the Annual Meeting.

†

Not all beneficial owners may be able to vote at the web address and phone number provided above. If your 16-digit number is not recognized, please refer to the information provided by your broker or other financial institution for voting information.

IMPORTANT DEADLINES

RECORD OWNERS (your shares are registered on the books of the Company)	BENEFICIAL OWNERS (your shares are held by a broker or other financial institution)
Online — Online voting will end at 11:59 p.m., ET, on May 7, 2019.	Online — Online voting will end at 11:59 p.m., ET, on May 7, 2019.
By Telephone — Telephone voting facilities will close at 11:59 p.m., ET, on May 7, 2019.	By Telephone — Telephone voting facilities will close at 11:59 p.m., ET, on May 7, 2019.
By Mail — Your proxy card must be received on or before May 7, 2019.	By Mail — Your voting instructions must be received by the broker’s or other financial institution’s deadline, which can be found in the information provided by your broker or other financial institution.

HOW TO REVOKE A PROXY AND CHANGE YOUR VOTE

RECORD OWNERS (your shares are registered on the books of the Company)	BENEFICIAL OWNERS (your shares are held by a broker or other financial institution)

•   Send a written statement to our Corporate Secretary to the effect that you are revoking a proxy; the statement must be received no later than May 7, 2019; or

•   Vote again online or by telephone, before 11:59 p.m., Eastern Time, on May 7, 2019; or

•   Mail a properly signed proxy card, with a later date, to the address above; Such later-dated proxy card must be received no later than May 7, 2019; or

•   Attend the Annual Meeting, revoke your proxy and vote in person.

•   Submit new voting instructions by contacting your broker or other financial institution; or

•   Change your vote in person at the Annual Meeting; provided, however, that you first obtain a signed proxy from your broker or other financial institution giving you the right to vote the shares in person at the Annual Meeting.

Hilton Grand Vacations	2	2019 PROXY STATEMENT

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by the SEC’s “notice and access” rules, on or about March 27, 2019, we mailed a “Notice Regarding Internet Availability of Proxy Materials” (the “notice”) to our stockholders of record at the close of business on March 15, 2019 (other than those who previously requested a printed set of proxy materials). The notice provides instructions on how to access our proxy materials on the Internet, and how to vote online or by mail. To view our proxy materials online, go to www.proxyvote.com. This process expedites delivery of the proxy materials to our stockholders, and helps us contribute to fiscally, socially and environmentally responsible practices.

If you received a Notice Regarding Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials in the mail, unless you make a request for a printed copy. To receive a printed copy of the proxy materials, you can choose one of the following methods to make your request:

Online: Go to www.proxyvote.com; or

Phone: Call at 1-800-579-1639

You will need the 16-digit number that is printed on your notice when accessing the proxy materials online or requesting a paper copy of the proxy materials. To facilitate timely delivery, all request for paper copies must be received no later than April 24, 2019. For additional information, see Question 19 on page 63.

ELECTRONIC DELIVERY OF PROXY MATERIALS

As an alternative to receiving a Notice Regarding Internet Availability of Proxy Materials or printed proxy materials by mail, record owners and most beneficial owners can elect to receive an email that will provide electronic links to these documents. To request electronic delivery of the proxy materials, send a blank email to: sendmaterial@proxyvote.com. In the subject line of the email, provide the 16-digit number printed on your notice. You will receive an email with electronic links to the proxy materials and the proxy voting site. Opting to receive all proxy correspondences and proxy materials by email will save the Company the cost of producing and mailing documents, and it will also give you an electronic link directly to the proxy voting site.

THANK YOU FOR VOTING.

Hilton Grand Vacations	3	2019 PROXY STATEMENT

OUR SPIN-OFF FROM HILTON

Historically, we operated as a wholly-owned subsidiary of Hilton Worldwide Holdings Inc. (“Hilton”). In 2016, the board of directors of Hilton approved a plan to separate Hilton and its subsidiaries into three independent, publicly traded companies. Under this plan, Hilton executed a spin-off of HGV and our consolidated subsidiaries (referred to in this Proxy Statement as the “spin-off”), as well as a spin-off of Park Hotels & Resorts Inc. (“Park”), both of which were effective as of January 3, 2017. On January 3, 2017, the Company’s outstanding shares of common stock were converted into 98,802,597 shares of common stock, all of which were distributed by Hilton to Hilton’s stockholders, and our common stock began “regular way” trading on the New York Stock Exchange (“NYSE”) on January 4, 2017. Following the spin-off, HGV, Park and Hilton operate independently, although we have entered into certain material agreements with Hilton and Park in connection with the spin-off. See the full agreements, filed on January 4, 2017 with the U.S. Securities and Exchange Commission (“SEC”) as exhibits to our Current Report on Form 8-K, for additional details.

For periods prior to January 3, 2017, references in this Proxy Statement to “the Company,” “Hilton Grand Vacations,” “HGV,” “we,” “us” and “our” refer to Hilton Grand Vacations Inc. as a wholly-owned subsidiary of Hilton, unless the context requires otherwise.

STOCKHOLDER OUTREACH

Our Board and management believe that stockholder accountability is critical to our success, and we actively seek our stockholders’ input and perspectives on Company policies and practices. To encourage meaningful communication and cultivate value-added relationships with our stockholders, we instituted a stockholder engagement program after our spin-off from Hilton. Our stockholder engagement program is led by our senior management and overseen by our Board, and in 2018 included the following:

•

4 non-deal roadshow presentations with over 75 investor meetings in cities that included Boston, Chicago, Denver, Los Angeles, New York City, San Francisco and Tokyo (such presentations were not in connection with an offering);

•	6 broker-sponsored conferences with over 100 investor meetings;

•	10 visits to Company headquarters and property tours with our investors;

•	1 Investor Day with over 120 attendees; and

•	Over 275 investor calls made or received over the course of the year.

We listen carefully to your viewpoints. Our Board takes your perspectives and concerns into consideration in the boardroom. Our senior leadership is cognizant of stockholders’ perspectives in connection with strategic decisions. In addition, HGV has instituted a number of complementary mechanisms that allow our stockholders to effectively communicate a point of view with the Board, including:

•	the annual election of directors;

•	the annual advisory vote to approve executive compensation;

•	the ability to attend and voice opinions at the Annual Meeting; and

•	the ability to direct communications to individual Directors or the entire Board.

Hilton Grand Vacations	4	2019 PROXY STATEMENT

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board has considered and nominated the following persons (the “Director nominees”) for a one-year term expiring at the 2020 annual meeting of stockholders, or until his or her successor is duly elected and qualified:

Mark D. Wang	Brenda J. Bacon	Mark H. Lazarus	Paul W. Whetsell

Leonard A. Potter	David W. Johnson	Pamela H. Patsley

Each Director nominee is currently a director of HGV and each has consented to serve if elected.

Action will be taken at the Annual Meeting for the election of the Director nominees. Unless otherwise instructed, the persons named in the proxy card (the “proxyholders”) intend to vote the proxies held by them “FOR” the election of the Director nominees. If any of the Director nominees ceases to be a candidate for election at the time of the Annual Meeting (a contingency that the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2019

The following information describes the offices held, other business directorships and the periods of service of each Director nominee as of March 15, 2019. Each of the Director nominees is currently serving as a member of the Board with a term expiring at the Annual Meeting. Beneficial ownership of equity securities of the Director nominees is shown under “Ownership of Securities” on page 56.

Mark D. Wang

Mark D. Wang, 61, has served as a Director since May 2016, and he has served as our President and Chief Executive Officer since the spin-off from Hilton in January 2017. Prior to the spin-off, from March 2008 through December 2016, Mr. Wang served as Executive Vice President and President of Hilton Grand Vacations for Hilton overseeing all of Hilton’s global timeshare operations; and before such position, Mr. Wang was head of HGV Asia for Hilton. He first joined Hilton in 1999, as the managing director of Hawaii and Asia Pacific; and he has held a series of senior management positions within HGV. During Mr. Wang’s time as president of HGV, he also served as executive vice president of Hilton’s executive committee; and held a dual role as president of Global Sales for Hilton’s hotel division from 2013 to 2014. Mr. Wang led Hilton’s Asia-Pacific Islander Team Member Resource Group. Under Mr. Wang’s leadership, HGV has experienced nine years of consecutive growth; and he transformed the business into a capital-efficient model. With over 35 years of industry experience, Mr. Wang has earned a reputation as an innovator who brought new, highly-effective sales and marketing techniques to the timeshare industry. In 1987, he introduced the U.S. vacation ownership product to the Japanese market. Prior to joining HGV, Mr. Wang co-founded three independent timeshare companies, where he served as president and chief operating officer of each. Mr. Wang currently serves as the 2017-2019 chairman of the board of directors of the American Resort Development Association (“ARDA”). He has been a member of ARDA’s board of directors and served on ARDA’s executive committee since 2008. Mr. Wang served as the vice chairperson of ARDA-Hawaii, an ARDA State Legislative Committee, for six years.

Qualifications, Attributes, Skills, and Experience: Mr. Wang’s knowledge of and extensive experience in senior leadership roles in the timeshare industry provides the Board of Directors with valuable industry-specific knowledge and expertise. In addition, Mr. Wang’s current role as our president and chief executive officer brings management perspective to Board deliberations and provides valuable context with regard to day-to-day operations.

Hilton Grand Vacations	5	2019 PROXY STATEMENT

Leonard A. Potter

Leonard A. Potter, 57, has served as the Chairperson of our Board of Directors since January 2017. Mr. Potter founded Wildcat Capital Management, LLC, a registered investment advisor (“Wildcat”) in September 2011 and has served as its president and chief investment officer since inception. Mr. Potter has also served as (i) chief executive officer of Infinity Q Capital Management, a registered investment advisor, since its inception in 2014, and (ii) as a founder and senior managing director of Vida Ventures, a biotech venture fund, since its inception in 2017. From 2002 through 2009, Mr. Potter was managing director—private equity at Soros Fund Management LLC (“SFM”) where, from May 2005 through July 2009, he served as co-head of its private equity group and as a member of the private equity investment committee. From July 2009 until September 2011, Mr. Potter served as a consultant to SFM, and as chief investment officer of Salt Creek Hospitality, a private acquirer and owner of hospitality-related assets, which was backed by SFM. From September 1998 until joining SFM in 2002, Mr. Potter was a managing director of Alpine Consolidated LLC, a private merchant bank. From April 1996 through September 1998, Mr. Potter founded and served as a managing director of Capstone Partners LLC, a private merchant bank (“Capstone”). Prior to founding Capstone, Mr. Potter was an attorney specializing in mergers, acquisitions, corporate governance and corporation finance at Morgan, Lewis & Bockius LLP, and at Willkie Farr & Gallagher LLP. Mr. Potter has served and continues to serve as a director on a number of boards of public and private companies, including Solar Capital Ltd. (NASDAQ: SLRC), Solar Senior Capital Ltd. (NASDAQ: SUNS) and GSV Capital Corporation (NASDAQ: GSVC). Mr. Potter has prior board experience in the hospitality and vacation ownership industries, having served on the board of directors of Hilton from 2008 through 2013, and on the board of directors of Diamond Resorts International, LLC from 2007 through 2010. Mr. Potter received a Bachelor of Arts degree from Brandeis University and a Juris Doctor degree from Fordham University School of Law.

Qualifications, Attributes, Skills, and Experience: Mr. Potter’s experience as an attorney in the fields of securities law, corporation finance, corporate governance and mergers and acquisitions brings valuable knowledge and insight to the Board of Directors on regulatory, risk management and business transactions matters. Further, Mr. Potter’s tenure in venture capital, private equity and other investment services activities, and his service on the boards of directors of several public and private companies, including companies in the hospitality and vacation ownership industry, bring capital markets and industry-specific knowledge and expertise to our Board of Directors.

Brenda J. Bacon

Brenda J. Bacon, 68, has served as a Director since January 2017. Ms. Bacon is the president and chief executive officer of Brandywine Senior Living, Inc. (“Brandywine”), which she co-founded in 1996. Ms. Bacon served as chief of management and planning, a cabinet-level position, under New Jersey Governor James J. Florio from 1989 to 1993. During President Clinton’s first term, Ms. Bacon was on loan to the Presidential Transition Team, as co-chair for the transition of the Department of Health and Human Services. Ms. Bacon is a former board member and the immediate past chairman of the board of directors of Argentum (formerly, the Assisted Living Federation of America), where she advocated on behalf of the senior living business and the families they serve and is the current board chair of the senior living certification committee. Ms. Bacon is an independent director of FTI Consulting, Inc. (NYSE: FCN), an independent global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes, and serves as chair of FTI’s nominating and governance committee and is a member of its compensation committee. In 2013, New Jersey Governor Chris Christie appointed Ms. Bacon to the board of trustees of Rowan University where she serves as chair of the risk management committee and is a member of the university advancement committee. In 2017, Ms. Bacon was honored with the Virtua Health Humanitarian Award of the Year. Ms. Bacon received her undergraduate degree from Hampton University, and she holds a Master of Business Administration from the Wharton School of the University of Pennsylvania.

Qualifications, Attributes, Skills, and Experience: Ms. Bacon’s organizational and management skills acquired through her career, including co-founding Brandywine Senior Living, Inc., bring extensive financial expertise and a distinctive and entrepreneurial approach to the Board of Directors.

Hilton Grand Vacations	6	2019 PROXY STATEMENT

David W. Johnson

David W. Johnson, 57, has served as a Director since January 2017. Mr. Johnson has served as president and chief executive officer of Aimbridge Hospitality since April 2003, and currently oversees the management of Aimbridge’s portfolio of over 850 hotels having approximately $5 billion in annual revenue and over 32,000 employees. Through his leadership, Aimbridge is recognized as one of the premier hotel management companies in the United States. For 17 years prior to joining Aimbridge, Mr. Johnson held senior management positions at Wyndham International, including as president of Wyndham Hotels, overseeing approximately 15,000 employees, with $3 billion in annual revenue. Mr. Johnson helped Wyndham grow from 10 hotels to over 500 hotels during his tenure. Currently, Mr. Johnson serves on the owners’ board of the Dallas Stars NHL Franchise. Mr. Johnson previously served on several boards of directors, including Strategic Hotel (NYSE: BEE), where he was also a member of its audit committee and corporate governance committee from 2012 to 2016. From 2009 to 2012, Mr. Johnson served as a director of Gaylord Entertainment (NYSE: GET). He also serves on several nonprofit boards, including the Juvenile Diabetes Research Foundation and the Plano YMCA. He was recognized as a finalist for the Ernst & Young 2014 Entrepreneur of the Year. Mr. Johnson received his undergraduate degree in business economics from Northeastern Illinois University, graduating with highest honors.

Qualifications, Attributes, Skills, and Experience: Mr. Johnson’s extensive experience as president and chief executive officer of one of the premier hotel management companies in the United States, as well as his marketing background, will provide our Board of Directors with valuable insights.

Mark H. Lazarus

Mark H. Lazarus, 55, has served as a Director since January 2017. Mr. Lazarus is the chairman of NBCUniversal Broadcast, Cable, Sports and News. He was promoted to this position in January 2019 and is responsible for most of the company’s East Coast-based content businesses, including the cable entertainment portfolio, NBC News, MSNBC and CNBC. In addition, he oversees NBC Sports Group (since May 2011), NBCUniversal Owned Television Stations, and NBC Affiliate Relations (since September 2016). In addition to NBC’s news networks, Mr. Lazarus oversees the company’s cable entertainment portfolio. Prior to joining NBCUniversal, Mr. Lazarus was the president of Media and Marketing at CSE, a sports and entertainment company, from 2008 through 2010, and previously served as the president of Turner Entertainment Group, from 2003 through 2008, where he oversaw all aspects of Turner Entertainment Networks. Mr. Lazarus also served as President of Turner Sports from 1999 to 2003. Mr. Lazarus served on the board of directors of Cincinnati Bell (NYSE: CBB) from 2009 through 2011. Mr. Lazarus currently serves on the board of governors of the Boys and Girls Clubs of America, and on the board of directors for the Eastlake Foundation. He previously served on the board of directors of Compass Diversified Holdings (NYSE:CODI) from 2006 to 2016. Mr. Lazarus received his Bachelor of Arts from Vanderbilt University.

Qualifications, Attributes, Skills, and Experience: Mr. Lazarus’ extensive experience in the media industry provides our Board of Directors with an important perspective in the areas of marketing and use of media. In addition, Mr. Lazarus’ management and leadership experience provide our Board of Directors with guidance on the skills necessary to lead and properly manage our business.

Pamela H. Patsley

Pamela H. Patsley, 62, has served as a Director since December 2017. Ms. Patsley served as executive chairman of MoneyGram International, Inc. (NYSE: MGI) from January 2009 to January 2018 and served as its chief executive officer from September 2009 to December 2015. Previously, Ms. Patsley served as senior executive vice president of First Data Corporation from 2000 to 2007 and president of First Data International from 2002 to 2007. Ms. Patsley retired from those positions in 2007. From 1991 to 2000, Ms. Patsley served as president and chief executive officer of Paymentech, Inc., prior to its acquisition by First Data. Ms. Patsley also previously served as chief financial officer of First USA, Inc. Ms. Patsley currently serves on the boards of directors of Texas Instruments, Inc. (NASDAQ: TXN), Keurig Dr. Pepper, Inc. (NYSE: KDP) and ACI Worldwide, Inc. (NASDQ: ACIW), and served on the boards of directors of Molson Coors Brewing Company from 1996 to 2009, Pegasus Solutions, Inc. from 2002 to 2006 and Paymentech, Inc. from 1995 to 1999. Ms. Patsley received her Bachelor of Business Administration in accounting from the University of Missouri.

Hilton Grand Vacations	7	2019 PROXY STATEMENT

Qualifications, Attributes, Skills and Experience: Ms. Patsley brings to our Board of Directors her extensive leadership experience as a chairman and chief executive officer, chief financial officer and other executive level positions in public companies, financial acumen and risk management experience developed through her experience in public accounting and her chief executive officer and chief financial officer experience, and extensive public company board experience.

Paul W. Whetsell

Paul W. Whetsell, 68, has served as a Director since January 2017. Currently, Mr. Whetsell is the chief executive officer of Capstar Hotel Company, which primarily serves as an advisor to hospitality investors and operators and provides corporate governance guidance to early stage companies. From January 2012 to March 2015, Mr. Whetsell served as president and chief executive officer of Loews Hotels & Resorts (“Loews”); and during his tenure, he grew the brand from 16 to 24 hotels, restructured Loews operations, and oversaw the investment of approximately $2 billion into the growth of the system and the upgrading and renovations of Loews properties. Thereafter, from April 2015 until July 2017, he served as the vice chairman of Loews. Prior to joining Loews, from 2009 to 2011, Mr. Whetsell served as a director of Virgin Hotels, providing strategic guidance in its operations and property acquisition activities. Previously, he held chairman and CEO positions at several industry veterans, including Interstate Hotels Corporation, and its predecessor, MeriStar Hospitality Corporation, MeriStar Hotels and Resorts, Inc., and American General Hospitality, the industry’s third largest REIT with over 110 hotels and $3 billion in assets, and one of the industry’s largest operators with over 150 hotels under management. He is also the founder of the original Capstar Hotel Company, a third-party manager of upscale hotel properties. Currently, Mr. Whetsell serves on the board of Boyd Gaming Corporation (NYSE: BYD). He also currently serves as vice chair of the board of trustees of the Cystic Fibrosis Foundation. From 2007 until May 2018, Mr. Whetsell served on the board of NVR. Inc. Mr. Whetsell was a member of the American Hotel & Lodging Association’s Industry Real Estate and Financing Advisory Council and previously served on the board of governors of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Whetsell received his bachelor’s degree from Davidson College.

Qualifications, Attributes, Skills, and Experience: Mr. Whetsell brings over 45 years of senior leadership experience in the hospitality industry to his role as a member of our Board of Directors, including his positions as a chief executive officer of a publicly-traded company, his public board service experience, his operational expertise, his real estate experience and his brand marketing expertise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF ALL OF THE DIRECTOR NOMINEES NAMED ABOVE.

Hilton Grand Vacations	8	2019 PROXY STATEMENT

CORPORATE GOVERNANCE

AND BOARD MATTERS

Our Board manages or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Our Board has a majority of independent directors, and each of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee is comprised solely of independent directors.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:

•	each of our directors is subject to re-election annually;

•

under our bylaws and our Corporate Governance Guidelines, directors who fail to receive a majority of the votes cast in uncontested elections are required to submit their resignation to our Board of Directors;

•	our independent directors meet regularly in executive sessions;

•

we do not have a stockholder rights plan; however, if our Board were ever to adopt a stockholder rights plan in the future without prior stockholder approval, our Board would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year; and

•

we have implemented a range of other corporate governance best practices, including placing limits on the number of directorships held by our directors to prevent “overboarding” and implementing a robust director education program.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. The director also must meet the bright-line test for independence set forth by the NYSE rules. Our Corporate Governance Guidelines define “independence” in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such a relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has affirmatively determined that each of Ms. Bacon, Mr. Johnson, Mr. Lazarus, Ms. Patsley, Mr. Potter and Mr. Whetsell is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Further, our Board has determined that each of Ms. Bacon, Mr. Johnson, and Ms. Patsley is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the heightened NYSE independence requirements for audit committee service. Our Board has also determined that each of Mr. Johnson, Mr. Lazarus and Mr. Whetsell is “independent” for purposes of the heightened NYSE independence requirements for compensation committee service and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and a “non-employee director” as defined by applicable SEC regulations.

In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through directors’ questionnaires).

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BOARD STRUCTURE

Our Board of Directors is led by Mr. Potter, our Chairperson. Our Board does not currently have a policy as to whether the roles of Chairperson of the Board and Chief Executive Officer should be separate. Our Board believes that the Company and stockholders are best served by maintaining flexibility to determine whether the Chairperson and the Chief Executive Officer positions should be separate or combined at a given point in time, in order to provide appropriate leadership for us at that time. We believe that the separation of the Chairperson and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, the Chief Executive Officer position is separate from the Chairperson position. Mr. Potter serves as Chairperson of the Board, while Mr. Wang serves as our President and Chief Executive Officer. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Potter’s attention to Board and committee matters allows Mr. Wang to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning. Our Chairperson serves as presiding independent director unless the Chairperson does not qualify as an independent director, in which case the independent directors will select a presiding independent director. The presiding independent director’s duties are set forth in our Corporate Governance Guidelines and include chairing the executive sessions of non-management and independent directors, providing guidance with respect to compliance with the Corporate Governance Guidelines, reviewing Board and committee meeting agenda, and serving as a non-exclusive liaison among the independent directors and other Board members.

BOARD COMMITTEES

COMMITTEE MEMBERSHIP AND MEETINGS

The following table summarizes the current membership of each of the Board’s committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mark D. Wang
Leonard A. Potter			Chair
Brenda J. Bacon	X		X
David W. Johnson	X	X
Mark H. Lazarus		X
Pamela H. Patsley	Chair
Paul W. Whetsell		Chair	X

We expect our directors to attend all meetings of the Board, all meetings of the committees of which they are members, and all meetings of stockholders. All of our directors attended at least 75% of the meetings of the Board and the committees on which they served during 2018. All of our directors attended the 2018 annual meeting of stockholders.

The following table sets forth the number of meetings held by the Board and each committee during the year ended December 31, 2018.

Number of Meetings
Board of Directors	8
Audit Committee	8
Compensation Committee	5
Nominating and Corporate Governance Committee	4

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AUDIT COMMITTEE

The Audit Committee is a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. All members of the Audit Committee have been determined to be “independent,” consistent with our Audit Committee Charter, Corporate Governance Guidelines, applicable SEC regulations and the NYSE listing standards applicable to boards of directors in general and to audit committees in particular. Our Board also has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Ms. Patsley qualifies as an “audit committee financial expert” as defined by applicable SEC regulations and has accounting and/or related financial management expertise as required by the listing standards of the NYSE.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found on our website at www.hgv.com under the “Investors” heading. The duties and responsibilities of the Audit Committee include, among others:

•	the adequacy and integrity of our financial reporting and disclosure practices;

•	the integrity of our financial statements;

•	the soundness of our system of internal controls regarding finance and accounting compliance;

•	the annual independent audit of our consolidated financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the engagement of the independent registered public accounting firm;

•	the scope, approach, performance, and results of the independent registered public accounting firm and our internal audit function;

•	our compliance with legal and regulatory requirements in connection with the foregoing;

•	oversight of our exposure to risk, including, but not limited to, data privacy and security, business continuity and operational risks;

•	review of related party transactions; and

•	compliance with our Code of Conduct.

On behalf of the Board, the Audit Committee plays a key role in the oversight of our risk management policies and procedures. See “—Oversight of Risk Management.”

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other public filings in accordance with applicable rules and regulations of the SEC.

COMPENSATION COMMITTEE

All members of the Compensation Committee have been determined to be “independent,” “outside directors” and “non-employee directors” as defined by our Compensation Committee Charter, Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally, and to compensation committees in particular. In addition, all members of the Compensation Committee have been determined to be an “outside director” as defined under Section 162(m) of the Code and a “non-employee director” as defined by applicable SEC regulations.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on our website at www.hgv.com under the “Investors” heading. The duties and responsibilities of the Compensation Committee include, among others:

•

the establishment, maintenance and administration of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to the long-term success of the Company;

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•

oversight of the goals, objectives, and compensation of our President and Chief Executive Officer, including evaluating the performance of our President and Chief Executive Officer in light of those goals;

•	oversight of the goals, objectives, and compensation of our other executives and directors;

•	review of the effectiveness of our executive compensation programs;

•	review, approve or recommend to the Board, and administer, our equity-based and annual incentive plans;

•	our compliance with the compensation rules, regulations, and guidelines promulgated by the NYSE, the SEC, and other law, as applicable; and

•	the issuance of a report on executive compensation for inclusion in our annual proxy materials.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual Proxy Statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to employees other than any Section 16 officer under our incentive compensation or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent outside compensation consultant to perform analyses, and provide advice related to the Company’s executive and outside director compensation programs. All executive compensation services provided by Pearl Meyer during 2018 were conducted under the direction or authority of the Compensation Committee, and all work performed by Pearl Meyer was pre-approved by the Compensation Committee.

The Compensation Committee evaluated whether any services proposed to be performed during 2018 by Pearl Meyer raised any conflict of interest and determined that it did not. Neither Pearl Meyer nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. As requested by the Compensation Committee, Pearl Meyer’s 2018 services to the Compensation Committee included, among other things, providing perspective on current trends and developments in executive and director compensation as well as analysis of benchmarking data and confirmation of our peer group composition.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

All members of the Nominating and Corporate Governance Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found on our website at www.hgv.com under the “Investors” heading. The duties and responsibilities of the Nominating and Corporate Governance Committee include, among others:

•	advise the Board concerning the appropriate composition and qualifications of the Board and its committees;

•	identify individuals qualified to become Board members;

•	recommend to the Board the persons to be nominated by the Board for election as directors at any meeting of stockholders;

•	develop and recommend to the Board a set of corporate governance guidelines and assist the Board in complying with them; and

•	oversee the evaluation of the Board and the Board’s committees.

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OVERSIGHT OF RISK MANAGEMENT

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executive management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, which take the lead in discrete areas of risk oversight and regularly report to the Board.

The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Audit Committee also receives regular reports from our Chief Information Officer and other members of management, addressing the primary cyber security risks facing the Company, the steps management is taking to mitigate such risks, as well as changes to the Company’s cyber security risk profile and newly-identified risks.

The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, succession planning and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management. Management updates the Audit Committee on a quarterly basis and the full Board on an annual basis and as needed.

EXECUTIVE SESSIONS

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session. As long as the chairperson of the Board qualifies as an independent director, the chairperson presides over executive sessions and meetings of independent directors. In other cases, the non-management and independent directors, as applicable, will select a presiding independent director who will preside at such sessions.

BOARD AND COMMITTEE EVALUATIONS

The Board and each committee conduct an annual self-evaluation to assess the effectiveness and performance of the applicable governing body and the performance of its members in accordance with our Corporate Governance Guidelines and each committee charter. These self-evaluations for the fiscal year ended 2018 were completed in December 2018.

CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics and assist the Board in the exercise of its responsibilities. Each committee of the Board is governed by a charter adopted by the Board. Our Corporate Governance Guidelines are reviewed from time to time by the Nominating and Corporate Governance Committee, and each committee charter is reviewed at least annually by the appropriate committee. To the extent deemed

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appropriate in light of emerging practices, our Corporate Governance Guidelines and committee charters will be revised accordingly, upon recommendation to and approval by the Board. In August 2018, each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee reviewed its respective charter, and after such reviews the members of each committee unanimously concluded that their respective charters are adequate to govern the operations of the committee without revision.

Our Corporate Governance Guidelines, our Audit, Compensation, and Nominating and Corporate Governance Committee charters and other corporate governance information are available on our website at www.hgv.com under the “Investors” heading. Any stockholder also may request copies in print, without charge, by contacting Investor Relations, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to IR@hgv.com.

CODE OF CONDUCT

We maintain a Code of Conduct that applies to all employees, including our chief executive officer, chief financial officer, and chief accounting officer, and directors. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC and the listing standards of the NYSE. We intend to disclose, within four business days, any substantive changes in the Code of Conduct or waivers from the Code of Conduct that apply to our executive officers or directors by posting such information to our website at www.hgv.com or by filing with the SEC a current report on Form 8-K, in each case if such disclosure is required by SEC or NYSE rules.

The Code of Conduct is available on our website at www.hgv.com under the “Investors” heading. Any stockholder may request a copy in print, without charge, by contacting Investor Relations, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to IR@hgv.com.

DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence, and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards, and seeks to structure the Board such that it consists of a diverse group of individuals who possess the appropriate combination of skills, experience, and background.

When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. Although we do not have a formal policy regarding diversity, the Board views diversity as a priority, and the Nominating and Corporate Governance Committee evaluates the diversity of gender, race, national origin and differences in viewpoints, in addition to education, skills, professional experiences, and the perceived needs of the Board, as part of its annual evaluation of the composition of the Board. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral or by whom the candidate was recommended. The Nominating and Corporate Governance Committee may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company.

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In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee and the Board considered whether those directors recommended for re-election have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure. In particular, the Nominating and Corporate Governance Committee and the Board focused on the information contained in each of the Director nominee’s biographical discussion, set forth in this Proxy Statement. The Nominating and Corporate Governance Committee and the Board also assessed the contributions of the directors recommended for re-election in the context of the Board and the committees’ self-assessment process. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to secretary@hgv.com. All recommendations for nomination received by the Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under “Stockholder Proposals for the 2020 Annual Meeting.”

COMMUNICATIONS WITH THE BOARD

To facilitate communications with the Company’s directors, our Corporate Governance Guidelines provide that stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to secretary@hgv.com, who will forward such communication to the appropriate party.

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COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Our Compensation Committee reviews non-employee director compensation from time to time. Our employee directors receive no compensation for serving on the Board or committees thereof.

COMPENSATION PROGRAM

Each eligible non-employee director is entitled to annual compensation for the period from the 2018 annual meeting of stockholders until our Annual Meeting, as follows:

•	Annual cash retainer of $75,000;

•	Additional annual cash retainer of $120,000 for serving as the chairperson of the Board;

•	Additional annual cash retainer for serving on committees or as the chairperson of a committee as follows:

○

Each member (other than the chairperson) of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive $10,000 for each committee on which he or she serves; and

○

The chairperson of the Audit Committee will receive an additional $25,000 and the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional $20,000; and

•

Equity award of approximately $125,000 payable annually in the form of restricted stock units (“RSUs”), which will vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to continued service on the Board through the vesting date.

Cash retainers are paid semi-annually, in arrears. Annual equity award grants to directors are made following each annual meeting of stockholders and represent the directors’ annual grants for their service as a director until the next annual meeting of stockholders.

All of our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings. In addition, our independent directors are reimbursed for reasonable personal costs when they stay at our resorts. The Board may determine additional cash consideration for service on other ad hoc committees in its discretion.

STOCK OWNERSHIP POLICY

We have a stock ownership policy for our non-employee directors. Each of our non-employee directors (other than the directors who are not eligible to receive compensation) is expected to own stock in an amount equal to five times his or her annual cash retainer (exclusive of retainers received for service on a committee of the Board or as chairperson of a committee or the Board). For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares held in trust for the benefit of the director or a family member, shares underlying vested options (based on the excess of the market price of the stock over the exercise price), time-vesting restricted stock and RSU awards that have not yet vested, and shares held under a deferral or similar plan. Under this requirement, non-employee directors must retain 50% of HGV shares (i) resulting from the vesting or earning of equity awards, (ii) acquired in open market purchases, and (iii) already owned before becoming subject to the stock ownership policy, in each case until the ownership requirements are satisfied. Non-employee directors are expected to meet this ownership requirement within five years from the later of (i) March 9, 2017 and (ii) the date he or she first becomes subject to the stock ownership policy. Declines in the stock price will not affect compliance with the stock ownership policy as long as each non-employee director continues to hold the number of shares held at the time compliance was initially achieved.

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DIRECTOR COMPENSATION FOR 2018

The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)	Total Number of Outstanding Equity Awards (#)
Leonard A. Potter	$220,000	$124,992	$344,992	3,135
Brenda J. Bacon	$95,000	$124,992	$219,992	3,135
Kenneth A. Caplan (3)	—	—	—	—
Yasheng Huang (4)	$18,164	—	$18,164	—
David W. Johnson	$100,000	$124,992	$224,992	3,135
Mark H. Lazarus	$85,000	$124,992	$209,992	3,135
Pamela H. Patsley	$105,000	$124,992	$229,992	3,135
Paul W. Whetsell	$105,000	$124,992	$229,992	3,135
Kenneth Tai Lun Wong (3)(4)	—	—	—	—

(1)

Amounts reflect cash retainer fees for each non-employee director, based on the director fees set forth under “Compensation Program,” and with respect to Mr. Huang only, prorated director fees for the portion of 2018 that Mr. Huang served as a director from January 1, 2018 through the date of his resignation from the Board of Directors on March 19, 2018. Messrs. Potter and Johnson and Ms. Patsley each received a one-time fee of $5,000 for their service on a special committee of the Board to evaluate and negotiate the terms and conditions of the sale of the HGV common stock held by HNA in March 2018.

(2)

Amounts reflect an annual equity award for the period from the date of the 2018 annual meeting of stockholders through the date of the 2019 annual meeting of stockholders, based on an annual award of $125,000. Represents the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions discussed in Note 18 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report on Form 10-K”).

(3)

Messrs. Caplan and Wong were not eligible to receive compensation because they are affiliated with Blackstone and HNA, respectively. Mr. Caplan did not stand for re-election at the 2018 annual meeting of stockholders.

(4)	Messrs. Huang and Wong resigned from our Board of Directors effective March 19, 2018.

Eligible non-employee directors are awarded equity under the Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors (the “Director Stock Plan”) in the form of RSUs. RSUs vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to continued service on the Board through the vesting date or as otherwise provided in the plan or applicable award agreement. Dividend equivalents accrue on unvested RSUs either in cash or, at the sole discretion of the Compensation Committee, in shares of HGV’s common stock or additional RSUs equal to the fair market value of the dividend equivalent payment as of the dividend payment date, payable at the same time as the underlying RSUs are settled following vesting (or forfeited to the extent the underlying RSUs are forfeited). Any unvested RSUs held by a non-employee director will become fully earned and vested upon (i) termination of such director’s service as a result of such director’s death or disability, (ii) a change in control event, if the successor or surviving company does not assume, substitute or continue the RSUs on substantially similar terms, or (iii) termination of such director’s service without cause or with good reason (each as defined in the form of Restricted Stock Unit Agreement for use under the Director Stock Plan) within twelve months following a change in control. In addition, if a non-employee director retires more than six months after the grant date of a director RSU award, then a pro-rata number of RSUs shall become earned and vested as of the retirement date. Unvested RSUs are forfeited upon termination of service for any other reason.

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EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executive officers as of March 15, 2019, other than Mr. Wang, whose biographical information is presented under “Proposal No. 1: Election of Directors—Nominees for Election to the Board of Directors in 2019.” Beneficial ownership of equity securities of certain of our executive officers is shown under “Ownership of Securities” on page 56 of this Proxy Statement.

Daniel J. Mathewes

Daniel J. Mathewes, 44, has served as HGV’s Executive Vice President and Chief Financial Officer since November 2018. Mr. Mathewes is responsible for leading teams of highly skilled finance professionals who develop and implement corporate and financial strategies across our global business. He leads the finance, accounting, portfolio, treasury, tax, and investor relations departments. Mr. Mathewes has more than 20 years of diverse, global finance experience with both public and private multi-national companies. He is known for working with operational management to successfully execute strategic goals while driving strong financial outcomes. Mr. Mathewes has 20 years of experience in various financial, accounting, SEC reporting, investor relations, and corporate roles. Prior to joining HGV, Mr. Mathewes was the chief financial officer of Virgin Hotels North America, a hotel management company, from January 2016 to November 2018. Previously, Mr. Mathewes served as the chief financial officer of the World, Residences at Sea, a privately-owned yacht with 165 residences, from July 2014 to January 2016. He served as senior vice president of finance and treasury of Kerzner International Holdings Limited from September 2008 to July 2014, which operated the Atlantis resorts in Nassau and Dubai, the One&Only luxury hotels, and Mazagan Beach Resort in Morocco. Mr. Mathewes also worked in multiple financial leadership capacities with NCL Corporation (Norwegian Cruise Lines) and Royal Caribbean Cruises. Mathewes began his career with PricewaterhouseCoopers. Mr. Mathewes graduated summa cum laude from Florida State University with bachelor’s degrees in accounting and economics.

Charles R. Corbin

Charles R. Corbin, 62, has served as HGV’s Executive Vice President, General Counsel and Secretary since November 2016, and as its Chief Development Officer since May 2018. Before joining HGV, Mr. Corbin served at Hilton for over 6 years, where he was named senior vice president for dispute resolution and employment and benefits. Prior to joining Hilton in 2010, Mr. Corbin served in a number of high-level legal roles, including vice president and assistant general counsel at Sunrise Senior Living, and group vice president at the Mills Corporation. Mr. Corbin’s more than 30-year legal and business career includes managing a venture capital firm and serving in a variety of roles as a business counselor, legal advisor, and investor. Mr. Corbin holds a bachelor’s degree in English with highest honors from The Citadel, and a juris doctorate from the University of Dayton School of Law.

Dennis A. DeLorenzo

Dennis A. DeLorenzo, 54, has served as HGV’s Executive Vice President since August 2017 and Chief Sales Officer since December 2016, overseeing all of our global sales operations and Hilton Club. Mr. DeLorenzo previously served as our Senior Vice President of Sales from January 2015 to December 2016, and as Vice President of Marketing Development from 2012 to January 2015. Mr. DeLorenzo is an industry veteran with more than 20 years of experience in timeshare sales and marketing leadership roles. He has a dynamic background, having performed in several leadership positions within HGV, and having served as senior vice president of marketing with Holiday Inn Club Vacations, as regional vice president of sales and marketing for Sunterra Corporation, and as director of marketing, Mid-Atlantic region, for Marriott Ownership Resorts, Inc.

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Gordon S. Gurnik

Gordon S. Gurnik, 62, has served as HGV’s Executive Vice President and Chief Operating Officer since December 2018, leading the Company’s Business Operations, Shared Services, New Product Development, Sales and Marketing – Asia, and Information Technology Services. Mr. Gurnik’s responsibilities at HGV include working in partnership with the executive team to coordinate business development, process implementation, and information technology deployment, and ensuring alignment with HGV’s strategic priorities for all new initiatives. Prior to joining HGV, Mr. Gurnik served as president of RCI, a worldwide leader in vacation exchange and travel services and the largest exchange network in the world from December 2011 to November 2018. While at RCI, he was instrumental in advancing the company’s signature products while also leading RCI’s strategic direction, operations, and growth with over 3.8 million member-families and 4,300 vacation ownership resorts. Mr. Gurnik holds a bachelor’s degree in management from Purdue University. He serves on the board of directors for Christel House International, a non-profit organization that supports impoverished children throughout the world, He is also a member of the board of directors of American Resort Development Association’s (ARDA).

Barbara L. Hollkamp

Barbara L. Hollkamp, 66, has served as HGV’s Executive Vice President and Chief Human Resources Officer (“CHRO”) since August 2016, after having served in a dual role as the Senior Vice President of Human Resources, Chief Diversity Officer for Hilton and HGV. Ms. Hollkamp is responsible for overseeing teams of highly experienced human resources professionals who provide strategic business partnerships and consultative talent services across the global business. Ms. Hollkamp’s oversight as CHRO also includes talent management, compensation, benefits, recruitment, succession planning, learning and development, and general human resources shared services. Ms. Hollkamp joined Hilton in June 2004 as vice president before being appointed as senior vice president of human resources for Hilton. Through her dynamic leadership style, she developed a superb foundation for the Company’s evolving human resources strategy. Ms. Hollkamp’s professional experience spans more than 30 years and is highlighted by strategic human resources management, organizational development, leadership development, and culture management. Prior to Hilton, she served as vice president of people services for Scholastic Book Fairs, a business unit of Scholastic, Inc., in New York, NY. She also served for three years as president of her own company, HLH Associates, a human resources and customer relations management consulting firm. Ms. Hollkamp holds a bachelor’s degree in organizational behavior from Rollins College. She has been an active member of the Rollins Leadership Group, offering coaching and feedback services to aspiring leaders as well as active involvement in multiple charitable organizations in the Orlando area. Ms. Hollkamp has served on the California State University Hospitality Industry Advisory Board and was selected as the Richard N. Frank Distinguished Lecturer in 2011. She represented Hilton as vice chairman for the American Hotel and Lodging Association Women in Lodging. Currently, Ms. Hollkamp is an active member of the University of Central Florida Timeshare Advisory Board, working in tandem with the Rosen College of Hospitality. In 2017, she was appointed to the board of directors of the Orlando Economic Partnership, providing Orlando with quality jobs, economic growth, broad-based prosperity and a sustainable quality of life.

Allen J. Klingsick

Allen J. Klingsick, 41, has served as HGV’s Senior Vice President and Chief Accounting Officer since January 2017. Since February 2013, Mr. Klingsick served in a variety of roles at Hilton and HGV, including most recently as Vice President—accounting, HGV, and Senior Director of Accounting Research and Policy. His responsibilities at Hilton and HGV included oversight of timeshare accounting operations and global technical accounting matters. From 2011 through 2013, he served as director of accounting and domestic controller for LivingSocial, where he oversaw domestic accounting operations. From 2001 through 2011, Mr. Klingsick was employed in various capacities with KPMG LLP in Kansas City, Missouri, and McLean, Virginia, where he performed public company audits, managed global audit engagement teams and provided training for KPMG associates nationally and internationally. Mr. Klingsick is a certified public accountant and earned a bachelor’s degree in accounting in 2000 and a Masters in Professional Accountancy in 2001, both from the University of Nebraska—Lincoln.

Hilton Grand Vacations	19	2019 PROXY STATEMENT

Sherri A. Silver

Sherri A. Silver, 56, has served as HGV’s Executive Vice President and Chief Marketing Officer since August 2017, overseeing our global marketing operations. Ms. Silver brings more than 20 years of progressive, strategic marketing and business leadership experience in a variety of consumer segments and industries. From 2010 to August 2017, Ms. Silver served as chief marketing officer with Erie Insurance, a growing Fortune 500 insurer, where she led marketing, strategy, innovation, and customer experience. Earlier in her career, Sherri was a senior vice president with JPMorgan Chase from 2002 to 2008, where she grew businesses by serving in multiple capacities, including chief marketing officer from 2005 to 2007 and general manager from 2007 to 2008 for partnership-oriented business units in the U.S. and Canada. Sherri has a wide breadth of expertise and leadership experience focused on developing and executing integrated, consumer-focused growth strategies using data and technology to drive better outcomes. Ms. Silver holds a Master of Business Administration in finance from Fordham University and a bachelor’s degree in marketing from the University of Massachusetts.

Stan R. Soroka

Stan R. Soroka, 59, has served as HGV’s Executive Vice President and Chief Customer Officer since January 2015. Mr. Soroka is responsible for all resort operations and HGV’s Club program, as well as brand standards for resorts and the overall organization. From May 2010 to January 2015, Mr. Soroka served as Hilton’s area vice president for Florida and Hilton Grand Vacations Resort Operations; and in this dual capacity, he oversaw hotel operations for Hilton, Doubletree, Embassy Suites, and Waldorf Astoria properties throughout Florida, as well as the Conrad Miami. His responsibilities also included oversight of timeshare resort operation functions for HGV’s developed properties in Las Vegas, New York, Orlando, and South Beach, Miami. A second-generation hotelier, Mr. Soroka has more than 35 years of experience successfully operating renowned hotels and resorts including serving as managing director of the Waldorf Astoria El Conquistador Resorts and Las Casitas Village in Puerto Rico from 2005 until 2010. Prior to joining Hilton in 2005, Mr. Soroka held leadership roles at Oakbrook Hotels, Vail Resorts Management, and H.B.E. Hotels and Resorts. Mr. Soroka began his hospitality career with Hyatt Hotels Corporation in the stewarding department, where he quickly moved up the ranks of food and beverage, before transitioning to front office operations and management. Mr. Soroka earned a Bachelor of Science degree in hospitality management from the Conrad N. Hilton College of Hotel and Restaurant Management at the University of Houston.

Hilton Grand Vacations	20	2019 PROXY STATEMENT

PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2019 FISCAL YEAR

The Audit Committee has approved the engagement of Ernst & Young LLP to perform the audit of the financial statements and internal control over financial reporting for the fiscal year ending December 31, 2019.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on HGV’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of HGV and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP performed certain services for us in connection with the spin-off and has been our independent public accountants since the spin-off, including for purposes of performing an audit of the financial statements included in HGV’s Annual Report on Form 10-K for the years ended December 31, 2018, and 2017.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended December 31, 2018, and 2017, and fees billed for other services rendered by Ernst & Young LLP for those periods.

	2018		2017
Audit Fees	$4,111,106	(1)	$4,218,132	(1)
Audit-Related Fees	294,200	(2)	270,000	(2)
Tax Fees	2,546,528	(3)	1,660,316	(3)
All Other Fees		—		—

Total:	$6,951,834		$6,148,448

(1)

Includes fees for professional services rendered by Ernst & Young LLP for the audit of annual financial statements and internal controls over financial reporting, reviews of quarterly financial statements, comfort letters and consents issued in connection with SEC filings and statutory audits of foreign subsidiaries.

(2)	Includes fees for professional services rendered by Ernst & Young LLP for agreed-upon procedures and attestation reports.

(3)	Includes fees for professional services rendered by Ernst & Young LLP for tax compliance, tax consulting, transfer pricing and tax advisory services.

The Audit Committee considered whether providing the non-audit services shown in this table, and the provision of audit and other services to Hilton for prior periods was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was. All audit and non-audit related services were pre-approved by the Audit Committee prior to such services being rendered.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has

Hilton Grand Vacations	21	2019 PROXY STATEMENT

adopted policies and procedures that require the approval of the Audit Committee of all audit and permitted non-audit services provided by an independent registered public accounting firm prior to each engagement. These policies and procedures require that the Audit Committee be provided with sufficient information to allow it to identify the particular services being pre-approved and to assess the impact of the proposed services on the independence of the registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT

AUDITORS OF THE COMPANY FOR THE 2019 FISCAL YEAR.

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PROPOSAL NO. 3:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual non-binding advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay vote”).

At our 2017 annual meeting, HGV stockholders voted on an advisory basis to have a say-on-pay vote on an annual basis. In response to your input, our Board adopted a policy of including an advisory say-on-pay vote at each annual meeting of stockholders, until the next stockholder advisory vote on the frequency of future say-on-pay votes, which will occur no later than our 2023 annual meeting of stockholders.

Accordingly, stockholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables, is hereby APPROVED.”

At the 2018 annual meeting, HGV stockholders approved the compensation paid to our named executive officers, with over 97% of the votes cast in favor of the Company’s executive compensation.

In deciding how to vote on this proposal at the Annual Meeting, the Board encourages you to read information on our compensation policies and decisions regarding the named executive officers presented under “Compensation Discussion and Analysis” beginning on page 26, as well as the discussion regarding the Compensation Committee under “Corporate Governance and Board Matters—Board Committees—Compensation Committee” beginning on page 11. We made changes to our compensation programs in 2018 to further align executive compensation with the Company’s performance.

Because your say-on-pay vote is advisory, it is not binding upon the Board; however, the Board values stockholders’ input, and the Compensation Committee will take into account the results of the 2019 say-on-pay vote when considering future executive compensation decisions.

The next advisory say-on-pay vote will occur at the annual meeting of stockholders in 2020.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL

OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter, which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance and Board Matters—Board Committees—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable rules of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Pamela H. Patsley, Chair

Brenda J. Bacon

David W. Johnson

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Submitted by the Compensation Committee of the Board of Directors:

Paul W. Whetsell, Chair

David W. Johnson

Mark H. Lazarus

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COMPENSATION DISCUSSION AND ANALYSIS

(“CD&A”)

SPECIAL NOTE REGARDING THE SPIN-OFF

Prior to the completion of the spin-off on January 3, 2017, we were a wholly-owned subsidiary of Hilton. This Proxy Statement discloses the compensation of our principal executive officer, principal financial officer and our three next highest compensated executive officers, based on compensation for the fiscal year ended December 31, 2018 (collectively, the “NEOs”). Information presented for periods prior to the spin-off reflects the historical compensation philosophy, strategy, and program designed by Hilton and approved by the compensation committee of Hilton’s board of directors (the “Hilton Committee”), as well as the consideration of such factors as the Hilton Committee or management of Hilton determined were appropriate for an organization of Hilton’s size and complexity.

Equity-based awards granted prior to December 31, 2016 are presented on an as-converted basis to reflect those awards in terms of shares of HGV common stock instead of Hilton common stock. Hilton awards held by HGV employees as of January 3, 2017 were converted into awards that will settle in shares of HGV common stock and adjusted in a manner intended to preserve the intrinsic value of the award immediately following the spin-off. Each outstanding option to purchase shares of Hilton common stock, whether vested or unvested, was converted into an option to purchase shares of HGV common stock, on the same general terms and conditions as the Hilton stock option. Outstanding RSUs that would have settled in shares of Hilton common stock and that were subject to service-based vesting were converted into service-based RSUs (“Service RSUs”) that will settle in HGV common stock on the same general terms and conditions as the Hilton RSUs. Outstanding performance-vesting RSUs and restricted stock awards (collectively, “PSAs”) that would have settled in shares of Hilton common stock that were granted in 2015 and 2016 have been converted into Service RSUs or service-based restricted stock that will settle in shares of HGV common stock (the “Converted PSAs”). Subject to each such holder’s continued employment through the applicable vesting date, the Converted PSAs will vest on the date that the performance period applicable to the Converted PSAs prior to their conversion would have otherwise ended and will settle in shares of HGV common stock. The service-vesting requirements in effect for each equity-based award remained unchanged, and HGV employees were given credit for service with Hilton prior to the spin-off and continued service with HGV after the spin-off.

OUR NAMED EXECUTIVE OFFICERS

Our NEOs, based on total compensation paid during the fiscal year ended December 31, 2018, are set forth below.

Name	Position
Mark D. Wang	President and Chief Executive Officer (“CEO”)
Daniel J. Mathewes(1)	Executive Vice President and Chief Financial Officer (“CFO”)
Gordon S. Gurnik(2)	Executive Vice President and Chief Operating Officer
Dennis A. DeLorenzo	Executive Vice President and Chief Sales Officer
Sherri A. Silver	Executive Vice President and Chief Marketing Officer
Allen J. Klingsick(3)	Senior Vice President and Chief Accounting Officer (“CAO”)
James E. Mikolaichik(4)	Former Executive Vice President and CFO

(1)	Mr. Mathewes joined HGV on November 28, 2018.
(2)	Mr. Gurnik joined HGV on December 3, 2018.
(3)

Mr. Klingsick performed functions substantially similar to those performed by a principal financial officer from August 10, 2018, following Mr. Mikolaichik’s departure from HGV, until Mr. Mathewes joined HGV on November 28, 2018.

(4)	Mr. Mikolaichik departed from HGV on August 10, 2018.

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2018 COMPANY PERFORMANCE AND PAY RESULTS

Highlights of HGV’s financial performance for the fiscal year ended December 31, 2018 include:

•	Total revenues were $2.0 billion, net income was $298 million and diluted earnings per share was $3.05;

•	Adjusted EBITDA was $503 million, which was at the high end of guidance;

•	Real estate sales and financing segment Adjusted EBITDA was $447 million, compared to $359 million for 2017;

•	Resort operations and club management segment Adjusted EBITDA was $245 million, compared to $204 million for 2017;

•	Contract sales increased 10.6% to $1.4 billion, compared to 2017;

•	Tour flow increased 8.2% to 357,861, compared to the prior year;

•	Volume per guest increased 2.4% to $3,743, compared to 2017;

•	Financing revenues were $158 million, an increase of 7.5% compared to 2017;

•	Net Owner Growth was 20,246, or 7.0%; and

•

HGV announced its second project in Japan; entered into joint ventures to expand to Charleston, South Carolina and Los Cabos, Mexico; announced the expected acquisition of its first property in Chicago, Illinois in 2019; acquired “the Quin,” its fourth property in New York City and announced its plans to convert the Quin’s existing 208 hotel rooms into 212 timeshare units; acquired interests in The Crane Resort in Saint Philip, Barbados; and announced its purchase of Waikiki property to enable HGV to develop a 32-story tower with 191 units, which will be its sixth property in Honolulu.

As required by U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), for periods after January 1, 2018, HGV adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASC 606”), which requires the Company to defer revenues and certain expenses from the sales of vacation ownership intervals (“VOIs”) under construction until construction is complete. For periods prior to January 1, 2018, HGV’s results of operations, including consolidated Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), were prepared in accordance with Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition, and ASC 978-605, Real Estate – Time Sharing Activities, Revenue Recognition (the “previous accounting guidance”), which required the Company to recognize revenues and certain expenses from the sales of VOIs under construction using the percentage of completion (“POC”) method. In this Proxy Statement, Adjusted EBITDA prepared under the previous accounting guidance is referred to as “POC Adjusted EBITDA.” Certain short-term incentive award payments earned in 2018 were determined based, in part, on POC Adjusted EBITDA. See “—2019 Executive Compensation Highlights” for additional information on the impact of ASC 606 on our executive compensation program.

The foregoing discussion and other information in this Proxy Statement includes discussion of terms that are not recognized terms under U.S. GAAP, and financial measures that are not calculated in accordance with U.S. GAAP, as well as key operational metrics. For a discussion of the meanings of these terms (including Adjusted EBITDA), HGV’s reasons for providing non-U.S. GAAP financial measures, reconciliations of non-U.S. GAAP financial measures to measures calculated in accordance with U.S. GAAP, and further discussion of the key operational metrics, please see the sections of our Annual Report on Form 10-K captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business and Financial Metrics and Terms Used by Management” and “—Results of Operations,” as well as Note 21—Business Segments of the consolidated financial statements in our Annual Report on Form 10-K. Financial measures not recognized under U.S. GAAP (including Adjusted EBITDA) should not be considered as alternatives to measures of financial performance derived in accordance with U.S. GAAP, and our definitions of such financial measures may not be comparable to similarly titled measures of other companies. Additional information and a reconciliation of POC Adjusted EBITDA to financial measures derived in accordance with U.S. GAAP for the fiscal year ended December 31, 2018 is set forth at Appendix A to this Proxy Statement.

Hilton Grand Vacations	27	2019 PROXY STATEMENT

Based on these financial results, certain of our NEOs earned performance-based compensation as follows:

•	annual incentive payouts between 100%-174% of target, with respect to all NEOs;

•

quarterly incentive payouts between 140%-152% of target with respect to Mr. DeLorenzo and Ms. Silver (Messrs. Wang, Mathewes, Gurnik, Klingsick and Mikolaichik did not participate in our quarterly incentive cash compensation plan);

•	RSUs and Converted PSAs granted prior to 2017 increasing in value commensurate with the increase in HGV’s stock price; and

•	options granted prior to 2017 increasing in in-the-money value commensurate with the increase in HGV’s stock price.

2018 EXECUTIVE COMPENSATION DESIGN AND DECISIONS

The Compensation Committee of the Board (the “Committee”) determined our executive compensation philosophy, strategy and program design, as well as compensation levels for our NEOs. Over the last year, the Committee considered the performance of HGV as a separate entity, and continued to make important enhancements to our executive compensation program to further align compensation and HGV’s growth and the long-term interests of our stockholders. In reviewing our executive compensation philosophy, strategy and program design and in setting compensation levels for our NEOs for 2018, the Committee considered, among other factors, the key financial and operating metrics that drive performance of HGV and stockholder value; the objectives of and risks related to our operations; the components and amounts of executive compensation at companies within our peer group; and information provided by Pearl Meyer, the Committee’s independent compensation consultant. An overview of our 2018 executive compensation program is set forth below.

OVERVIEW

Compensation Philosophy. Our compensation philosophy is designed to achieve a number of goals, including attracting and retaining the highest quality executives, providing market competitive compensation opportunities, aligning pay with performance and stockholder value, and emphasizing performance-based compensation. The Committee has determined that our compensation program should be comprised of three primary components (base salary, short-term cash incentive awards and long-term incentive awards), in order to cultivate long-term value creation without unnecessary risk, reward the successful execution of our business strategy, and create an ownership culture.

Key 2018 Compensation Decisions. For 2018, the Committee:

•

further aligned the Company’s performance and the compensation of our executives by providing for performance-based RSUs (“Performance RSUs”) for our CEO and Executive Vice Presidents, and approved a long-term incentive plan design with annual equity grants, in the form of stock options (20% of grant value for our CEO only, 30% for our Executive Vice Presidents, and 50% for our CAO), Service RSUs (30% of grant value for our CEO and Executive Vice Presidents, and 50% for our CAO) and Performance RSUs (50% of grant value for our CEO only and 40% for our Executive Vice Presidents), with each of the stock options and Service RSUs vesting in three equal annual installments beginning on the first anniversary of the date of grant, and the Performance RSUs vesting, if at all, based on the achievement of corporate performance objectives based on POC Adjusted EBITDA and contract sales over a three-year cumulative performance period (such awards were subsequently amended in March 2019 to substitute Economic Adjusted EBITDA (as defined below under “—2019 Executive Compensation Highlights”) for POC Adjusted EBITDA as one of the two performance metrics for the three-year cumulative performance period ending on December 31, 2020), as more fully described under “—2019 Executive Compensation Highlights”;

•

approved adjustments to NEO base salaries, target bonus opportunities, and target long-term incentive grant values to better align with market benchmarks and maintain competitive compensation for executive talent;

Hilton Grand Vacations	28	2019 PROXY STATEMENT

•

approved an annual cash incentive plan design that is 50-60% based on POC Adjusted EBITDA (70% for our CEO only), and the remaining 40-50% based on individual executive performance goals and objectives (30% for our CEO only) and that includes payout levels ranging from 25-75% of base salary at threshold and 50-150% of base salary at target, with a maximum payout ranging from 100-300% of base salary;

•

approved a quarterly cash incentive plan design, under which our Executive Vice President and Chief Sales Officer and our Executive Vice President and Chief Marketing Officer participate, that is 20% based on POC Adjusted EBITDA for the Real Estate and Financing Segment, 15% on new buyer transactions, 25% on sales and marketing cost savings and contributions, 10-20% on net sales volume and the remainder on individual performance objectives, and that includes payout levels of 50% of base salary at threshold and 100% of base salary at target, with a maximum payout of 200% of base salary;

•

granted a discretionary cash bonus award to our CAO in recognition of his efforts in connection with the successful integration and implementation of the Company’s accounting systems, and a special equity award in recognition of his additional responsibilities while HGV conducted a nationwide search for a new CFO;

•

granted a one-time cash signing bonus and a one-time sign-on equity award to our new Executive Vice President and Chief Financial Officer, as inducement awards in connection with our offer of employment; and

•

granted a one-time sign-on equity award to our new Executive Vice President and Chief Operating Officer, as an inducement award in connection with our offer of employment and to replace compensation foregone by him at his former employer.

In reviewing and approving these items, the Committee worked with Pearl Meyer and select members of executive management, and considered the following key factors:

•	the Committee’s determinations as to our compensation philosophy and program design;

•	the sustained high performance of the HGV business and our executives;

•	the results of our 2018 say-on-pay advisory vote;

•	internal pay equity among the HGV leadership team;

•	executive retention and succession planning;

•	the objective of aligning stockholder interests by having a significant portion of compensation comprised of long-term equity-based awards;

•	the views and recommendations of select members of executive management; and

•	the views and recommendations of Pearl Meyer, including external market data provided by Pearl Meyer.

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An overview of the three primary components of our 2018 compensation program is set forth below.

Compensation Element	Form	Objectives
Base Salary Fixed, short-term	Cash	• Attract and retain high quality executives to drive our success • Align with external competitive level and internal parity for each role, responsibility and experience
Short-term Incentive At-risk, short-term (quarterly and annual periods)	Cash	• Reward for our overall and business area financial results • Align actual pay-out based on achievement of our overall and business area performance goals
Long-term Incentive At-risk, medium to long-term	Equity, including: Service RSUs (30% for our CEO and EVPs, 50% for our CAO) Stock Options (20% for our CEO, 30% for our EVPs, 50% for our CAO) Performance RSUs (50% for our CEO, 40% for our EVPs)

•  Reward for our future performance and align with interests of our stockholders

•  Retain key executives through vesting over multi-year periods, with continued employment required through the applicable vesting date

•  Vest Service RSUs in three equal annual installments beginning on the first anniversary of the date of grant

•  Vest stock options in three equal annual installments beginning on the first anniversary of the grant date, with a 10-year expiration from the date of grant

•  Vest Performance RSUs based on the achievement of pre-established objectives tied to POC Adjusted EBITDA and contract sales over a three-year performance period

EXECUTIVE COMPENSATION PRACTICES

General. The Committee has adopted a number of overall executive compensation practices and policies, all of which the Committee believes to represent sound overall governance of executive compensation.

What We Do (Best Practices)	What We Don’t Do or Allow
✓ Executive sessions without management	× Excessive severance
✓ Independent compensation consultant	× Single-trigger equity acceleration for change in control
✓ Significant percentage of pay “at risk”	× Excise tax gross-ups
✓ Significant use of equity-based pay	× Option repricing or buyouts
✓ Three-year vesting on equity awards	× Provide for reload awards
✓ Require fair market value options with a ten-year term	× Pay dividends or dividend equivalents on unvested awards
✓ Capped incentive opportunities
✓ Clawback policy
✓ Robust stock ownership requirements
✓ Efficient use of equity

Role of the Compensation Committee. The Committee establishes the overall executive compensation philosophy and strategy, sets and approves compensation for our NEOs, and approves all incentive plan designs, goals, and awards affecting executive officers, including our NEOs. The Committee also approves all equity compensation plans and awards. In performing its role, the Committee receives input from the CEO, select members of management, and its independent consultant.

Role of Management. The CEO, Chief Human Resources Officer, and General Counsel routinely provide information, advice, and recommendations to the Committee. Other members of management may be called upon to provide information to the Committee as well. The Committee regularly meets in executive session without members of management present, and members of management are not present for discussions regarding their specific compensation.

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Role of the Independent Compensation Consultant. Pearl Meyer reports to and is directed by the Committee. Pearl Meyer routinely provides information, advice, and recommendations to the Committee on matters pertaining to executive and non-employee director compensation. In selecting Pearl Meyer, the Committee considered the independence factors prescribed by applicable regulations and concluded that none of the work provided by Pearl Meyer raised any conflict of interest and determined Pearl Meyer met the independence criteria. Pearl Meyer provides no services to HGV other than compensation consulting services.

Peer Group Comparisons. With respect to external market data, Pearl Meyer recommended and used the following peer group (the “peer group”) in making compensation recommendations for 2018. The Committee reviewed peer group data in setting compensation for 2018.

Wyndham Worldwide Corporation	Vail Resorts Inc.	Cedar Fair, LP
Toll Brothers Inc.	Marriott Vacations Worldwide Corp.	Sunstone Hotel Investors Inc.
Hyatt Hotels Corporation	SeaWorld Entertainment, Inc.	ClubCorp Holdings, Inc.
Pinnacle Entertainment, Inc. (1)	Ashford Hospitality Trust, Inc.	La Quinta Holdings Inc.
Hovnanian Enterprises Inc.	Six Flags Entertainment Corporation	Interval Leisure Group, Inc.
Boyd Gaming Corporation	Extended Stay America, Inc.

(1)	Prior to spin-off of assets

Given the limited number of direct competitors that are publicly-traded, the industry criteria were intentionally expanded to include other leisure and hospitality companies, as well as homebuilders and other real estate development companies, while preserving reasonable size comparisons in terms of annual revenues, market capitalization, and enterprise value. The Committee annually reviews and approves any peer group that will be used for executive compensation benchmarking in consultation with its independent compensation consultant and considers the benchmark data as one of many factors when making pay determinations. Such a review took place in May and August of 2018 and resulted in the Committee approving the following peer group (the “2019 peer group”) with respect to 2019 compensation decisions.

Wyndham Destinations, Inc.	Vail Resorts Inc.	Cedar Fair, LP
Choice Hotels International, Inc.	Marriott Vacations Worldwide Corp.	Penn National Gaming, Inc.
Hyatt Hotels Corporation	SeaWorld Entertainment, Inc.	Cinemark Holdings, Inc.
Pinnacle Entertainment, Inc. (1)	Red Rock Resorts, Inc.	Eldorado Resorts, Inc.
The Howard Hughes Corporation	Six Flags Entertainment Corporation	Interval Leisure Group, Inc.
Boyd Gaming Corporation	Extended Stay America, Inc.

(1)	Prior to spin-off of assets

Using the criteria outlined above, the Committee adjusted the peer group to remove homebuilders (Toll and Hovnanian) and REITs (Ashford and Sunstone) specifically to improve (i) industry and (ii) business model comparability and removed a company due to its smaller revenue size (La Quinta), as well as a hotel business no longer appropriate post-spin (Wyndham Worldwide). The Committee added Penn National, Cinemark, Red Rock, Eldorado, Howard Hughes, Choice Hotels and Wyndham Destinations to increase the leisure and hospitality focus of the peer group.

Say on Pay Vote. Each year, HGV provides stockholders with a say-on-pay advisory vote on our executive compensation program. At the 2018 annual meeting of stockholders, more than 97% of the votes cast for the say-on-pay proposal were in favor of our executive compensation program and policies. Accordingly, we determined that the say on pay vote did not necessitate substantive changes to our executive compensation program. To the extent there is any significant vote against the NEO compensation, the Committee will consider the impact of such vote on its future compensation policies and decisions.

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2018 NEO COMPENSATION STRUCTURE

The Committee approved the following compensation structure for our NEOs for 2018.

		Short-Term Incentive Opportunity			Long-Term Incentive Opportunity
Name	Base Salary	% Salary	$ Value	Target Total Cash	% Salary	$ Value	Target Total Direct
Mark D. Wang	$950,000	150%	$ 1,425,000	$ 2,375,000	400%	$3,800,000	$ 6,175,000
Daniel J. Mathewes(1)	$425,000	—	—	$ 425,000	—	—	$ 425,000
Gordon S. Gurnik(2)	$500,000	100%	$ 500,000	$ 1,000,000	—	—	$ 1,000,000
Dennis A. DeLorenzo	$412,000	200%	$ 824,000	$ 1,236,000	200%	$824,000	$ 2,060,000
Sherri A. Silver	$386,250	200%	$ 772,500	$ 1,158,750	200%	$772,500	$ 1,931,250
Allen J. Klingsick(3)	$325,000	50%	$ 162,500	$ 487,500	84%	$225,000	$ 712,500
James E. Mikolaichik(4)	$500,000	150%	$ 750,000	$ 1,250,000	250%	$1,250,000	$ 2,500,000

(1)	Mr. Mathewes joined HGV on November 28, 2018 and did not participate in our 2018 short-term or long-term incentive programs.
(2)	Mr. Gurnik joined HGV on December 3, 2018 and was eligible to participate in our 2018 short-term incentive program. Mr. Gurnik did not participate in our 2018 long-term incentive program.
(3)

Mr. Klingsick’s 2018 base salary increased from $267,800 to $325,000, effective as of April 16, 2018. As a result, Mr. Klingsick’s 2018 short-term incentive opportunity was adjusted to reflect his base salary in effect at the end of 2018. Mr. Klingsick’s 2018 long-term incentive award opportunity was not adjusted to reflect the increase to his base salary in April 2018.

(4)	As a result of Mr. Mikolaichik’s departure on August 10, 2018, his 2018 short-term and long-term incentive opportunities were forfeited.

This compensation structure reflects the desired pay-for-performance orientation with an emphasis on long-term, equity-based incentive compensation opportunities tied to stockholder value creation, as evidenced by the following mix.

2018 CEO TARGET PAY MIX	2018 OTHER NEOS AGGREGATE TARGET PAY MIX*

* Excludes Messrs. Mathewes and Gurnik, who joined HGV in November 2018 and December 2018, respectively

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BASE SALARY

In 2018, the Committee reviewed and set the base salaries for our NEOs for 2018. The increases over 2017 base salaries were based on the Committee’s consideration of a number of factors, including the level of base salaries of executives serving in similar roles and with comparable responsibilities at companies in our peer group.

Name	2017 Base Salary	2018 Base Salary
Mark D. Wang	$900,000	$950,000
Daniel J. Mathewes(1)	—	$425,000
Gordon S. Gurnik(2)	—	$500,000
Dennis A. DeLorenzo	$400,000	$412,000
Sherri A. Silver	$375,000	$386,250
Allen J. Klingsick	$260,000	$325,000	(3)
James E. Mikolaichik	$450,000	$500,000

(1)	Mr. Mathewes joined HGV on November 28, 2018.
(2)	Mr. Gurnik joined HGV on December 3, 2018.
(3)	The increase in Mr. Klingsick’s base salary was effective April 16, 2018 following a market adjustment. Prior to such date, Mr. Klingsick’s base salary was $267,800.

SHORT-TERM INCENTIVE COMPENSATION

Annual Cash Incentive Program. The Committee has approved an annual cash incentive program that rewards the participants for their contributions towards specific annual, short-term financial and operational goals that are tied to the overall HGV strategy. It is designed to motivate the participants to focus on strategic business results and initiatives and reward them for results and achievements with respect to their area of responsibility. Each participant’s annual cash incentive award opportunity generally is based on both corporate and individual performance objectives and is expressed as a percentage of his or her base salary in effect at the fiscal year-end. Threshold, target and maximum annual incentive opportunities for our NEOs are approved annually by the Committee based on peer group benchmark data and the scope and impact the participant has on HGV’s overall results.

The threshold, target and maximum payout levels for our NEOs for the fiscal year ended December 31, 2018 are set forth in the table below.

Name	Threshold (50% of Target)	Target	Maximum (200% of Target)
Mark D. Wang	75%	150%	300%
Daniel J. Mathewes(1)	—	—	—
Gordon S. Gurnik(2)	—	100%	—
Dennis A. DeLorenzo	50%	100%	200%
Sherri A. Silver	50%	100%	200%
Allen J. Klingsick	25%	50%	100%
James E. Mikolaichik	75%	150%	300%

(1)	Mr. Mathewes did not participate in our 2018 annual cash incentive program.
(2)

In connection with his offer of employment, Mr. Gurnik was eligible to receive a guaranteed annual cash incentive payment equal to 100% of his annual base salary. The payment was intended to replace short-term cash incentives that Mr. Gurnik forfeited when he joined HGV.

Our annual cash incentive program is based on a combination of corporate and individual performance objectives, and the weighting of each objective is allocated to drive business results within each participant’s area of responsibility. Individual performance objectives are both quantitative and qualitative in nature, based on financial, operational and strategic objectives specific to each individual and the function for which they are responsible. The Committee relied on a variety of metrics in establishing annual cash awards, including POC Adjusted EBITDA (as defined above), which is the primary measure of HGV’s financial performance; net owner growth, which is crucial to HGV’s long-term strategy; and individual performance objectives. POC Adjusted EBITDA and net owner growth are quantitative measures. Individual performance objectives are comprised of quantitative factors, such as applicable segment EBITDA, operating surplus or deficit, and cost savings, and qualitative factors, such as talent management, organizational learning, advancement of HGV’s culture and talent acquisition.

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Each NEO’s annual cash incentive components, weightings and key performance measures for the fiscal year ended December 31, 2018 are set forth below, excluding Messrs. Mathewes and Gurnik. Mr. Mathewes did not participate in our 2018 short-term incentive program and Mr. Gurnik was eligible to receive a guaranteed annual cash incentive payment, which was intended to replace cash incentive opportunities foregone by him at his prior employer.

	Weighting as a % of Total Award Opportunity

Name	POC Adjusted EBITDA(1)	Net Owner Growth(2)	Individual Performance Goals	Primary Individual Performance Goals
Mark D. Wang	70%	10%	20%	• Lead and support strategic alternatives • Focus on culture and talent

Dennis A. DeLorenzo	60%	10%	30%	• Lead and support strategic alternatives • Improve sales of inventory • Focus on culture and talent

Sherri A. Silver	60%	10%	30%	• Lead and support strategic marketing alternatives • Design and build out marketing team, services and organization • Establish marketing plan

Allen J. Klingsick	50%	—	50%	• Implement new financial systems • Focus on internal controls over financial reporting • Continue to build public company reporting processes and coordinate with external audit and Audit Committee

James E. Mikolaichik	60%	10%	30%	• Lead and support strategic alternatives • Drive efficient cash management

(1)

Additional information and a reconciliation of POC Adjusted EBITDA to financial measures derived in accordance with U.S. GAAP for the fiscal year ended December 31, 2018 is set forth at Appendix A to this Proxy Statement.

(2)	Measured by year over year increase in club members.

Following the performance period, each corporate and individual performance objective of our annual cash incentive program is assessed and rated based on the level of achievement. Our actual annual cash incentive awards are calculated by multiplying each participant’s actual base salary by his or her target award potential, which are then adjusted by an achievement factor based on the combined achievement of the corporate component and the individual performance objectives. The Committee assesses the achievement of performance objectives and the achievement factor adjustment with respect to Mr. Wang and calculates and approves his incentive award. Mr. Wang and the HGV compensation department assess the achievement of individual performance objectives and the achievement factor for the other NEOs, and calculate the incentive awards. The Committee reviews the information provided by Mr. Wang and the HGV compensation department and approves the annual cash incentive awards payable to our other NEOs.

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The financial component ranges and actual performance results under the annual cash incentive program for the fiscal year ended December 31, 2018 are set forth in the table below.

	POC Adjusted EBITDA(1)	Net Owner Growth(2)	Payout as a % of Target(3)
Threshold	$403.1	6.2%	50%
Target	$424.3	6.7%	100%
Maximum	$445.5	7.2%	200%
2018 Actual Performance	$436.5	7.0%
2018 Payout % of Target	158%	164%

(1)	Dollars in millions.
(2)	Measured by year over year increase in club members.
(3)	For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage is adjusted on a linear basis.

The target cash incentive opportunity and the cash incentive award earned by our NEOs (as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table) and the achievement factor for the fiscal year ended December 31, 2018 are set forth in the table below.

Name	2018 Year-End Base Salary	Target Annual Cash Incentive Opportunity as a Percent of Base Salary	Target Annual Cash Incentive Opportunity	Achievement Factor as a Percent of Target Award(1)	2018 Amount Earned under Annual Cash Incentive Program
Mark D. Wang	$950,000	150%	$1,425,000	162%	$2,308,500
Gordon S. Gurnik	$500,000	100%	$500,000	100%	$500,000
Dennis A. DeLorenzo	$412,000	100%	$412,000	146%	$603,168
Sherri A. Silver	$386,250	100%	$386,250	156%	$603,323
Allen J. Klingsick	$325,000	50%	$162,500	174%	$282,750
James E. Mikolaichik	$500,000	150%	$750,000	—	—

(1)	Percentages have been rounded.

Quarterly Cash Incentive Program. In addition to our annual cash incentive program, we offer a quarterly cash incentive program for certain sales and marketing team members. In March 2018, the Committee approved the quarterly cash incentive opportunities and objectives for Mr. DeLorenzo and Ms. Silver. The quarterly cash incentive program provides a cash incentive award opportunity based on financial objectives and individual performance for each quarter, subject to a true-up / true-down at the end of the fiscal year. The quarterly cash incentive opportunity is expressed as a percentage of each eligible participant’s base salary with threshold, target and maximum payout levels approved by the Committee, based on recommendations by Mr. Wang.

The threshold, target and maximum payout levels for Mr. DeLorenzo and Ms. Silver, the only NEOs who participated in the quarterly cash incentive program for the fiscal year ended December 31, 2018, are set forth in the table below.

Name	Threshold	Target	Maximum
Dennis A. DeLorenzo	50%	100%	200%
Sherri A. Silver	50%	100%	200%

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Quarterly objectives for future periods are expected to be set at the beginning of the year. Each objective and associated weighting for fiscal 2018 is set forth in the table below.

	Weighting as a % of Award Opportunity
Name	Segment POC Adjusted EBITDA(1)	Net Sales Volume	New Buyer Transactions	Cost Savings	Sales Contributions	Individual Performance Goals(2)
Dennis A. DeLorenzo	20%	20%	15%	10%	15%	20%
Sherri A. Silver	20%	10%	15%	10%	15%	30%

(1)

Additional information and a reconciliation of POC Adjusted EBITDA to financial measures derived in accordance with U.S. GAAP for the Company’s Real Estate and Financing Segment for the fiscal year ended December 31, 2018 is set forth at Appendix A to this Proxy Statement.

(2)

For Mr. DeLorenzo, 10% of the award opportunity is based on year-over-year increases in closings of purchases by new customers of HGV and 10% is based on volume per guest. For Ms. Silver, 20% is based on year-over-year increases in qualified tours and 10% is based on new buyer qualified tours.

Business area objectives were entirely quantitative in nature, based on financial, operational and strategic objectives specific to each individual and the function for which he or she is responsible. These objectives included sales and marketing contributions for the specific function. The Segment POC Adjusted EBITDA component performance range and actual performance results for fiscal 2018 are set forth in the table below.

	Segment POC Adjusted EBITDA(1)	Payout as a % of Target(2)
Threshold	$361.9	50%
Target	$380.9	100%
Maximum	$400.0	200%
2018 Actual Performance and Payout	$380.9	100%

(1)	Dollars in millions. Reflects the aggregate quarterly Segment POC Adjusted EBITDA goals.
(2)	For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage is adjusted on a linear basis.

Following each quarterly performance period, the financial and individual performance objectives of our quarterly cash incentive program are assessed and rated based on the level of achievement. Our actual quarterly cash incentive awards are calculated by multiplying the participant’s base salary by his or her target award potential, and then multiplied by an achievement factor based on the combined achievement of the financial component and the individual performance objectives. The Committee reviews and approves the quarterly cash incentive awards paid to our NEOs who participate under the program.

The aggregate quarterly target cash incentive opportunity and aggregate quarterly cash incentive award based on actual achievement (as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table) under the quarterly cash incentive program for the fiscal year ended December 31, 2018 are set forth in the table below.

Name	2018 Base Salary	Target Cash Incentive Opportunity as a Percent of Base Salary	Aggregate Target Cash Incentive Opportunity(1)	Aggregate Amount Earned as a Percent of Target Award(2)	2018 Aggregate Amount Earned under Quarterly Cash Incentive Program
Dennis A. DeLorenzo	$412,000	100%	$412,000	140%	$576,800
Sherri A. Silver	$386,250	100%	$386,250	152%	$586,714

(1)	Amount represents the sum of the target incentive opportunity for each of the quarterly performance periods during 2018.
(2)	Percentages have been rounded.

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2018 Discretionary and Sign-On Cash Bonus Payments. In addition, the Committee may approve the payment of discretionary and sign-on cash bonuses to address specific circumstances. In August 2018, the Committee approved a discretionary cash bonus to Mr. Klingsick in the amount of $75,000, in recognition of his performance and efforts in connection with the successful integration and implementation of the Company’s accounting systems. In accordance with the terms of Mr. Mathewes’ offer letter, as described under “—Agreements with Executives,” and to induce Mr. Mathewes to join HGV, in November 2018 the Committee approved the payment of a one-time sign-on cash bonus in the amount of $200,000, which is subject to recoupment of the estimated after-tax value if Mr. Mathewes is terminated for cause or resigns without good reason prior to April 1, 2020.

LONG-TERM INCENTIVE COMPENSATION

Our long-term incentive compensation is awarded under our stockholder-approved Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (the “Incentive Plan”) and provides an opportunity for executive officers, including our NEOs, and other key employees to increase their ownership interest in HGV through grants of equity-based awards. Under the Incentive Plan, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, RSUs, other equity-based awards, other cash-based awards and performance compensation awards. Each NEO’s target long-term incentive opportunity is approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on HGV’s overall results. The long-term incentive target opportunity is set forth under “—2018 NEO Compensation Structure.”

In early 2017, our first year of operation as an independent company, the Committee approved an initial long-term incentive plan design with annual equity grants in the form of stock options (50% of grant value) and Service RSUs (50% of grant value), each vesting at the rate of 25% one year following the grant, 25% two years following the grant, and 50% three years after the grant, due to the uncertainties in selecting appropriate performance metrics immediately following the spin-off.

The Committee reviewed the Company’s 2017 financial and operating performance in early 2018 and determined that, for 2018 and future performance periods, a significant portion of our long-term incentive compensation for our CEO and Executive Vice Presidents should be in the form of Performance RSUs with appropriate performance metrics aligned with HGV’s long-term business goals and to further align the interests of our executives with the interests of our stockholders. Accordingly, for 2018, the Committee determined that 50% of the long-term incentive compensation awarded to our Chief Executive Officer would be in the form of Performance RSUs, along with 30% Service RSUs and 20% stock options, and that 40% of the long-term incentive compensation awarded to our Executive Vice Presidents would be in the form of Performance RSUs, along with 30% Service RSUs and 30% stock options. The long-term incentive compensation awarded to our CAO would continue to be evenly split between Service RSUs and stock options.

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As a result, in 2018, the Committee granted long-term incentive awards to our NEOs ranging from 84-400% of base salary based on the mix and weighting set forth in the chart below. The largest portion of the total equity award for our CEO and Executive Vice Presidents is in the form of Performance RSUs, where the number of RSUs that may be earned, if at all, is based on the Company’s financial performance and contract sales results at the end of a cumulative three-year performance period.

Award Type	Weighting	Vesting	Value Tied To
Service RSUs	30% of total award (50% for our CAO)	Vest over three years in equal annual installments	Stock price
Stock Options	20% of total award for CEO (30% for our EVPs, 50% for our CAO)	Vest over three years in equal annual installments, with a 10-year expiration from the date of grant	Stock price appreciation
Performance RSUs	50% of total award for CEO (40% for our EVPs)	Vest at the end of a three-year period in an amount based on the level of performance achieved	70% of the Performance RSUs awarded based on POC Adjusted EBITDA 30% of the Performance RSUs awarded based on contract sales

2018 Performance RSUs. Performance RSUs are intended to focus our executives on the long-term financial performance of HGV and are earned, if at all, based on the achievement of the performance goals at the end of a three-year performance period. In March 2018, the Committee determined that the Performance RSUs granted in 2018 (the “2018 Performance RSUs”) will vest as follows:

•	70% based on POC Adjusted EBITDA; and

•	30% based on contract sales.

The Committee determined that POC Adjusted EBITDA and contract sales are appropriate performance measures because they align senior management’s interests with stockholders and incentivize senior management to achieve the Company’s long-term strategic goals. We have not disclosed the specific targets for POC Adjusted EBITDA and contract sales for the 2018 Performance RSUs as those internal targets are highly confidential. Disclosing the specific POC Adjusted EBITDA and contract sales targets would provide competitors and third parties with insights into our internal planning processes which might allow our competitors to predict certain business strategies and cause us competitive harm if known in the marketplace. In general, the Committee sets Adjusted EBITDA and contract sales targets from year to year that it believes to be challenging but attainable in the absence of significant deterioration in macroeconomic or broader industry conditions. The performance period generally begins on January 1 of the fiscal year in which the Performance RSUs are granted and ends on December 31 of the third year thereafter. Following the three-year performance period, the Committee will determine the number, if any, of Performance RSUs earned based on the level of achievement of the performance measures shown below. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage will be adjusted on a linear basis.

Level of Achievement	Percentage of Award Earned
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%

Performance Based Awards. The Company grants both cash- and equity- based awards tied to the achievement of performance objectives. The Company issues cash-based awards to its executive officers upon achievement of certain performance goals established under the Company’s short-term incentive program. Under the Company’s long-term incentive program, our executives may earn Performance RSUs if certain performance goals are met at the end of a three-year performance period.

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The awards shown below represent Performance RSUs granted under our Incentive Plan.

Grant Date	Threshold Payout (#)	Target Payout (#)	Maximum Payout (#)	Performance Period	Target/Actual Earned Date	Actual Payout (#)

3/7/2018	21,047	42,095	84,190	3 years	12/31/2020	Not yet determined

5/10/2018	25,241	50,483	100,966	3 years	12/31/2020	Not yet determined

2018 Special Equity and Inducement Grants. In addition, the Committee may approve the grant of special equity awards to address specific circumstances. In November 2018, the Committee approved an award to Mr. Klingsick of 5,474 Service RSUs, which have an aggregate grant date value of $165,000, in recognition of his additional responsibilities while HGV conducted a nationwide search for a new CFO. In accordance with the terms of Mr. Mathewes’ offer letter, as described under “—Agreements with Executives,” and to induce Mr. Mathewes to join HGV, in November 2018 the Committee approved an award to Mr. Mathewes of 12,395 RSUs with an aggregate grant date value of approximately $400,000, with a grant date of November 28, 2018, which was the effective date of his employment. In accordance with the terms of Mr. Gurnik’s offer letter, as described under “—Agreements with Executives,” to induce Mr. Gurnik to join HGV and to compensate Mr. Gurnik for compensation foregone at his prior employer, in November 2018 the Committee approved an award to Mr. Gurnik of 46,026 RSUs with an aggregate grant date value of approximately $1,500,000, with a grant date of December 3, 2018, which was the effective date of his employment. Each of the above-mentioned RSU grants will vest in three equal annual installments from the grant date, subject to the recipient’s continued employment at HGV through each applicable vesting date or otherwise provided under the terms of the applicable award agreement.

OTHER BENEFITS AND PERQUISITES

HGV provides a package of benefits to our NEOs that include customary benefits as well as limited perquisites. Executives are eligible for benefits that include group health, dental, disability and basic life insurance, our employee stock purchase plan, and opportunities to participate in HGV’s retirement savings plans, as described in more detail below under “Key Executive Compensation Policies—Retirement Savings Benefits.” Our NEOs are eligible to participate in these plans on the same basis as all other employees. In addition, HGV provides limited perquisites for our NEOs, including complimentary rooms, food and beverage and other on-site services for the NEOs and family members traveling with the NEO at all HGV branded properties; automobile allowances; and annual executive physical examinations beyond those covered by HGV’s general health care plans. HGV also provides a social club membership for the Chief Executive Officer. The value of the NEOs’ perquisites and other personal benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote.

KEY EXECUTIVE COMPENSATION POLICIES

Stock Ownership Policy. We have adopted an executive stock ownership policy applicable to our NEOs. Each of our NEOs is expected to own shares of our common stock in the following amounts within five years from the later of March 9, 2017 and the date he or she first becomes subject to the stock ownership policy:

•	Chief Executive Officer – 5 times base salary; and

•	NEOs and certain other executive officers – 3 times base salary.

Mr. Wang currently satisfies the executive stock ownership policy. Each of our other NEOs will have approximately three to four years to meet the stock ownership policy requirements applicable to him or her. For purposes of this requirement, an executive officer’s holdings include shares held directly or indirectly, individually or jointly, shares held in trust for the benefit of the executive or a family member, shares underlying vested options (based on the excess of the market price of the stock over the exercise price), time-vesting

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restricted stock and restricted stock unit awards that have not yet vested, and shares held under a deferral or similar plan. Under this requirement, executives must retain 50% of HGV shares (i) acquired after the net settlement of an equity award for withholding taxes and/or payment of an exercise price, (ii) acquired in open market purchases, and (iii) acquired in connection with the spin-off or already owned before becoming subject to the stock ownership policy, in each case until the ownership requirements are satisfied. Declines in the stock price will not affect compliance with the stock ownership policy as long as executives continue to hold the number of shares held at the time compliance was initially achieved.

Clawback Policy. We have adopted a clawback policy for our incentive compensation. The Board determined that it may be appropriate to recover annual and/or long-term incentive compensation in specified situations. If the Committee determines that incentive compensation of its current and former officers subject to reporting under Section 16 of the Exchange Act or any other employee designated by the Committee, was overpaid, in whole or in part, as a result of a restatement of the reported financial results of HGV or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such employee’s fraud, willful misconduct or gross negligence, the Committee will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to seek recovery of any excess incentive compensation paid or earned as a result of such inaccurate results.

Equity Award Granting Policy. The annual grant of stock-based awards to our NEOs is made on the date of the first regularly scheduled Board or Committee meeting of the calendar year (typically held in the first quarter). In addition to annual awards, other grants may be awarded at other times (1) to attract new hires; (2) to recognize employees for special achievements or for retention purposes; (3) to new employees as a result of the acquisition of another company; or (4) as may be desirable and prudent in other special circumstances. The exercise price of stock options is determined based on the fair market value of a share of common stock on the grant date. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Risk Considerations. The Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	Balances fixed versus at-risk compensation;

•	Balances short-term cash and long-term equity incentive compensation;

•

Provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including HGV’s stock price, HGV’s overall financial performance and the achievement of specific business area goals;

•	Caps the executives’ incentive compensation opportunities;

•	Provides the Committee with discretion to reduce the annual incentive amount awarded;

•	Requires stock ownership levels;

•	Provides for a clawback of the executive’s compensation in specified circumstances; and

•	Prohibits pledging and hedging of Company stock.

Retirement Savings Benefits. HGV maintains a tax-qualified 401(k) plan, under which HGV matches 100% of employee contributions up to 3% of eligible compensation and 50% of employee contributions on the next 2% of eligible compensation. In addition to the 401(k) plan, HGV also offers the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings through the Hilton Resorts Corporation 2017 Executive Deferred Compensation Plan (“EDCP”). Those eligible to participate in the EDCP may elect to defer up to 80% of their annual salary and up to 100% of their bonus. HGV currently provides no contribution or match to the EDCP.

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Deferral elections are made by eligible employees in the calendar year preceding the year compensation is earned. Contributions to the EDCP consist solely of participants’ elective deferral contributions with no required matching or other employer contributions. Eligible employees are permitted to make individual investment elections that will determine the rate of return on their deferral amounts under the elective nonqualified deferred compensation plan. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used only as an index for crediting gains or losses to participants’ accounts. The investment options consist of a variety of well-known mutual funds including certain non-publicly traded mutual funds available through variable insurance products. Investment gains or losses in the funds are credited to the participants’ accounts daily, net of investment option related expenses. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.

NEOs may elect at the time they make their deferral elections to receive in-service distributions at a specified future date. In addition, upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, an executive may be allowed to access funds in his or her deferred compensation account before he or she otherwise would have been eligible. The participant must make two payout elections, one in the case of termination and one in the case of retirement. Benefits can generally be received either as a lump sum payment or in installments over a period not to exceed 20 years in the case of retirement, five years in the case of other terminations and five years for in-service distributions. In the event of a change in control, 100% of the value of the eligible employee’s deferred compensation account will be distributed.

Tax Implications of Executive Compensation. Section 162(m) of the Internal Revenue Code generally limits HGV’s federal income tax deduction for any compensation in excess of $1,000,000 paid to certain executive officers (generally, HGV’s chief executive officer and other named executive officers excluding HGV’s chief financial officer, in the case of tax years commencing before 2018). However, in the case of tax years commencing before 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. While the Committee has historically reviewed and considered the tax deductibility of executive compensation, the Committee has always maintained the flexibility to award compensation that may not be tax-deductible.

Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act (the “TCJA”) to eliminate the exemption for performance-based compensation and to expand the group of current and former executive officers who may be covered by the deduction limit, subject to a transition rule for compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, that is not materially modified after that date, and which compensation otherwise would have been deductible under Section 162(m) prior to the amendments made by the TCJA. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), as amended by the TCJA, including the uncertain scope and application of the transition rule, no assurance can be given that compensation that had been intended to qualify for the performance-based exemption will be deductible under the transition rule. To the extent the transition rule does not apply, the deduction limit will apply and the compensation may not be deductible.

We expect that equity awards granted and other compensation provided under arrangements entered into or materially modified after November 2, 2017 generally will not be tax-deductible to the extent they result in compensation to certain executive officers that exceeds $1,000,000 in any one year for any such officer. When designing the compensation structure, the Committee believes that it needs to consider all relevant factors that attract, retain and reward talent. Therefore, the Committee will continue to maintain the flexibility to award compensation that may not be tax-deductible.

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2019 EXECUTIVE COMPENSATION HIGHLIGHTS

As noted in “Compensation Practices and Policies—Say on Pay Vote” above, at the 2018 annual meeting of stockholders, our say-on-pay proposal received the support of over 97% of the votes cast. The Board and the Committee considered this vote as demonstrating strong support for our executive compensation program as currently designed. Consequently, for 2019, the Committee has decided to maintain the overall structure of our executive compensation program as described in this “Compensation Discussion and Analysis” section. However, in light of the Company’s adoption of ASC 606, the Committee determined that the more appropriate metric to assess management performance is “Economic Adjusted EBITDA,” which is also the metric that the Company uses to assess its performance and manage its business since the adoption of ASC 606. Economic Adjusted EBITDA is defined as Adjusted EBITDA, as further adjusted for net recognitions and deferrals of revenues and certain expenses from the sales of VOIs under construction.

As a result, the Committee authorized the use of Economic Adjusted EBITDA instead of POC Adjusted EBITDA for the 2019-2021 performance period as a financial metric for measuring Company performance with respect to Performance RSUs. In addition, in March 2019 the Committee authorized the amendment of the 2018 Performance RSUs to substitute Economic Adjusted EBITDA for POC Adjusted EBITDA as one of the two performance metrics for the three-year cumulative performance period ending on December 31, 2020, and to revise the individual threshold, target and maximum performance objectives to reflect the differences between POC Adjusted EBITDA and Economic Adjusted EBITDA for such three-year cumulative performance period. At this time, achievement of the performance objectives applicable to the 2018 Performance RSUs is substantially uncertain. The Committee also authorized the use of Economic Adjusted EBITDA to determine payments under the Company’s annual cash incentive program and Economic Adjusted EBITDA for the real estate and financing segment only to determine payments under the Company’s quarterly cash incentive program.

While the Committee retained the overall structure of our executive compensation program in 2019, the Committee has approved revisions to the mix of compensation for our NEOs for 2019. The compensation structure includes increases in base salary for our NEOs of between 3% and 9.87%, consistent with market practices and increases in salaries for our other employees.

		Short-Term Incentive Opportunity			Long-Term Incentive Opportunity
Name	Base Salary	% Salary	$ Value	Target Total Cash	% Salary	$ Value	Target Total Direct
Mark D. Wang	$950,000	150%	$1,425,000	$2,375,000	400%	$3,800,000	$6,175,000
Daniel J. Mathewes	$425,000	125%	$531,250	$956,250	225%	$956,250	$1,912,500
Gordon S. Gurnik	$500,000	100%	$500,000	$1,000,000	200%	$1,000,000	$2,000,000
Dennis A. DeLorenzo(1)	$424,360	200%	$848,720	$1,273,080	225%	$954,810	$2,227,890
Sherri A. Silver(1)	$424,360	200%	$848,720	$1,273,080	225%	$954,810	$2,227,890
Allen J. Klingsick	$334,750	50%	$167,375	$502,125	75%	$251,063	$753,188

(1)	Mr. DeLorenzo and Ms. Silver’s overall short-term incentive opportunity is allocated 50% to the annual cash incentive program and 50% to the quarterly cash incentive program.

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This compensation structure reflects the desired pay-for-performance orientation with an emphasis on long-term, equity-based incentive compensation opportunities tied to stockholder value creation, as evidenced by the following mix.

2019 CEO TARGET PAY MIX	2019 OTHER NEOS AGGREGATE TARGET PAY MIX

AGREEMENTS WITH EXECUTIVE OFFICERS

We have entered into agreements with certain of our NEOs, as set forth below.

Mark D. Wang. On April 17, 2017, we entered into an employment letter agreement (the “Agreement”) with Mr. Wang. Pursuant to the Agreement, Mr. Wang will continue to serve as HGV’s President and Chief Executive Officer and as an officer and/or director of one or more of our subsidiaries or other affiliates as directed by the Board. Either HGV or Mr. Wang may terminate the employment arrangement at any time, for any reason or no reason, with or without cause, subject to a severance agreement described below. Pursuant to the Agreement, Mr. Wang will be paid an annual base salary of $900,000, subject to upward adjustment from time to time as determined by the Committee. Mr. Wang is eligible to earn annual bonus awards under our annual cash incentive program (the “Bonus Plan”) based upon the achievement of performance targets established by the Committee and at a level commensurate with his position. Mr. Wang is also eligible to participate in any Company long-term incentive plan or program, with any such awards being granted under the Incentive Plan or a successor plan, as well as the EDCP. HGV will also provide Mr. Wang with benefits generally available to its other employees, including health and welfare benefit and retirement plans.

Mr. Wang is also eligible for severance benefits under a Severance Agreement, the terms of which are described below under “—Severance Agreements.” Under such agreement, and subject to its terms, Mr. Wang is eligible to receive a severance payment amount equal to 2.5 times the sum of his annual base salary and annual target bonus at the time of a qualifying termination. In addition, upon a qualifying termination, Mr. Wang will be entitled to certain continued health and welfare benefits as described below under “—Potential Payments Upon Termination or Change in Control.”

Mr. Wang currently serves as a member of the Board, and it is expected he will continue to be nominated to serve as a director, subject to the fiduciary duties of the Board and the Nominating and Corporate Governance Committee of the Board, and compliance with applicable governance charters, guidelines, processes and procedures. Additionally, Mr. Wang may join up to two non-competing public and/or private corporation boards of directors, subject to prior notice and approval by the Board.

Daniel J. Mathewes. Mr. Mathewes entered into an offer letter dated November 23, 2018 in connection with his employment as our Executive Vice President and Chief Financial Officer. Pursuant to his offer letter, Mr. Mathewes is eligible to receive an initial annual base salary of $425,000. Mr. Mathewes is eligible to earn a 2019 target short-term incentive award equal to 125% of his annual base salary and a 2019 target long-term equity incentive award equal to 225% of his annual base salary, based on performance goals and metrics to be

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determined by the Committee for the executive officers for 2019. For years subsequent to those discussed above, Mr. Mathewes is eligible to receive annual short-term cash incentive and long-term equity incentive awards at levels commensurate with an executive officer of his position.

In addition, Mr. Mathewes received (i) a signing bonus of $200,000 in cash, payable within 90 days of his start date, subject to recoupment of the estimated after-tax value upon a voluntary resignation or termination for cause prior to April 1, 2020, and (ii) a one-time sign-on equity grant in the form of restricted stock units with a grant date value of $400,000 as of his start date, which will vest in three equal annual installments commencing on the first anniversary of his start date, subject to his continued employment with the Company through the applicable vesting date.

Mr. Mathewes is eligible to participate in the Company’s 401(k) plan, health plans and other benefit plans, and the Company’s Executive Deferred Compensation Plan, all in accordance with the Company’s customary terms and policies and consistent with all other executive officers. Mr. Mathewes is also entitled to relocation assistance, including reimbursement for temporary housing, moving and other relocation expenses, consistent with the Company’s relocation policy.

Mr. Mathewes is also eligible for severance benefits under a Severance Agreement, the terms of which are described below under “—Severance Agreements.” Under such agreement, and subject to its terms, Mr. Mathewes is eligible to receive a severance payment amount equal to 2.0 times the sum of his annual base salary and annual target bonus at the time of a qualifying termination. In addition, upon a qualifying termination, Mr. Mathewes will be entitled to certain continued health and welfare benefits as described below under “—Potential Payments Upon Termination or Change in Control.”

Gordon S. Gurnik. Mr. Gurnik entered into an offer letter dated November 16, 2018 in connection with his employment as our Executive Vice President and Chief Operating Officer. Pursuant to his offer letter, Mr. Gurnik is eligible to receive an annual base salary of $500,000 and to earn a 2018 short-term cash incentive equal to 100% of his annual base salary. Mr. Gurnik is eligible to receive an aggregate target long-term equity incentive award for fiscal 2019 equal to 200% of his annual base salary, consistent with the mix of long-term equity awards for all of the Company’s executive officers (other than Mr. Wang). For years subsequent to those discussed above, Mr. Gurnik is eligible to receive annual short-term cash incentive and long-term equity incentive awards at levels commensurate with an executive officer of his position. Mr. Gurnik received a one-time sign-on equity grant in the form of restricted stock units with a grant date value of $1,500,000 as of his start date, which will vest in three equal annual installments commencing on the first anniversary of his start date, subject to his continued employment with the Company through the applicable vesting date.

Mr. Gurnik is eligible to participate in the Company’s 401(k) plan, health plans and other benefit plans, and the Company’s Executive Deferred Compensation Plan, all in accordance with the Company’s customary terms and policies and consistent with all other executive officers. Mr. Gurnik is also entitled to relocation assistance, including reimbursement for temporary housing, moving and other relocation expenses, consistent with the Company’s relocation policy.

Mr. Gurnik is also eligible for severance benefits under a Severance Agreement, the terms of which are described below under “—Severance Agreements.” Under such agreement, and subject to its terms, Mr. Gurnik is eligible to receive a severance payment amount equal to 2.0 times the sum of his annual base salary and annual target bonus at the time of a qualifying termination. In addition, upon a qualifying termination, Mr. Gurnik will be entitled to certain continued health and welfare benefits as described below under “—Potential Payments Upon Termination or Change in Control.”

Severance Agreements. The Committee believes that carefully structured severance agreements are necessary to attract and retain talent, and that severance agreements allow executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty

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regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. Accordingly, we have entered into a severance agreement (each, a “Severance Agreement”) with each of Messrs. Wang, Mathewes, Gurnik and DeLorenzo and Ms. Silver (each an “Executive” and collectively the “Executives”). Under the terms of each Severance Agreement, if the Executive is terminated by the Company without “cause,” or if the Executive terminates his or her employment for “good reason” (each, a “qualifying termination”) (including, but not limited to, a qualifying termination within 24 months after a change in control), then, he or she will be eligible to receive a severance payment amount determined based on the employee’s position and then-current base salary and target bonus. In the case of Mr. Wang, his Severance Agreement includes certain additional bases of “good reason,” including, without limitation, Mr. Wang not being the most senior executive officer of HGV, the failure to nominate him to the Board or his removal from the Board. In addition, prior to any termination by HGV for “cause,” Mr. Wang is entitled to receive prior written notice and an opportunity to discuss the basis of such finding by the Board prior to its vote to terminate him for “cause,” as well as a cure period for certain types of “cause.” Severance payments are conditioned upon the Executive’s execution and non-revocation of a release of claims against HGV, continued compliance with certain restrictive covenants for a period of 24 months following termination, and compliance with indefinite covenants covering confidentiality and non-disparagement.

Under the terms of the Severance Agreements, upon a qualifying termination, the Executives will be eligible to receive a severance payment amount (the “severance amount”) equal to the sum of (a) 2.5 times his annual base salary and his target bonus, in the case of Mr. Wang, and (b) 2.0 times his or her annual base salary and his or her target bonus, in the case of the other Executives. Severance payments will be paid in periodic installments over 24 months, subject to certain limitations, including partial payment of the severance amount in a lump sum equal to the excess of the severance amount over a “separation pay limit” (2 times the lesser of the Executive’s annualized compensation for the year prior to termination and the maximum compensation that may be taken into account under a tax-qualified retirement plan under Code Section 401(a)(17) for the year in which termination occurs). In addition, upon a qualifying termination, each Executive will be entitled to receive certain accrued and earned, but unpaid, remuneration due to the Executive through the termination date, including, without limitation, accrued salary, earned bonus, and reimbursable expenses. Each Executive is also entitled to certain continued health and welfare benefits following a qualifying termination. Upon a qualifying termination and a chance in control has occurred, then the severance amount shall be paid within 60 days following the termination date.

The Executives will also be entitled to the same level of severance as described above upon a qualifying termination in connection with a change in control, except that severance may be reduced if doing so would result in the Executive realizing a better after-tax result following the imposition of any applicable parachute-tax provisions under Code Section 4999.

Each Executive’s rights with respect to any equity awards granted to him or her under the Incentive Plan, including, without limitation, any accelerated vesting or similar benefits, will be determined in accordance with the Incentive Plan and applicable award agreements. However, in the case of Mr. Wang, in the event of a termination of his employment due to a qualifying termination and a change in control has not occurred, (i) any portion of any equity awards granted to Mr. Wang under the Incentive Plan that would have vested within 24 months from the termination date of a qualifying termination, in accordance with the original terms of the existing equity award agreements, will accelerate and vest immediately as of such termination date; (ii) with respect to any portion of the equity awards granted to Mr. Wang under the Incentive Plan that are stock options and that have vested in accordance with their original terms or in accordance with the terms of clause (i), Mr. Wang shall be entitled to exercise any vested stock options for a period ending on the earlier of (A) the expiration of the original term of such applicable stock option or (B) 24 months from such termination date; and (iii) any restricted stock units or other similar equity awards granted to Mr. Wang under the Incentive Plan that have vested in accordance with the terms of clause (i) shall be paid within 70 days following such termination date to the extent required by Code Section 409A. The foregoing provision applicable to Mr. Wang will deem to amend any existing equity award agreements applicable to him and will also be reflected in any future equity award agreements that HGV enters into with Mr. Wang.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation awarded to, earned by or paid to each of our NEOs for the fiscal years indicated.

Name	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
Mark D. Wang President and Chief Executive Officer	2018	$1,033,076	—	$3,039,964	$724,787	$2,308,500	—	$35,366	$7,141,693
	2017	$1,003,037	—	$1,799,993	$1,652,441	$1,827,900	—	$24,066	$6,307,437
	2016	$686,495	—	$1,562,669	$381,820	$732,684	—	$10,600	$3,374,268
Daniel J. Mathewes Executive Vice President and Chief Financial Officer	2018	$37,596	$200,000	$400,000	—	—	—	$7,317	$644,913
Gordon S. Gurnik Executive Vice President and Chief Operating Officer	2018	$38,462	—	$1,500,000	—	$500,000	—	$7,400	$2,045,862
Dennis A. DeLorenzo Executive Vice President and Chief Sales Officer	2018	$412,000	—	$576,736	$235,742	$1,179,968	—	$25,769	$2,430,215
	2017	$420,962	—	$473,736	$251,305	$874,901	—	$14,967	$2,035,871

Sherri A. Silver Executive Vice President and Chief Marketing Officer	2018	$386,250	—	$540,745	$221,011	$1,190,036	—	$245,807	$2,583,849
Allen J. Klingsick Senior Vice President and Chief Accounting Officer	2018	$309,600	$75,000	$277,480	$107,282	$282,750	—	$9,887	$1,061,999
James E. Mikolaichik Former Executive Vice President and Chief Financial Officer	2018	$307,692	—	$874,964	$357,621	—	—	$9,598	$1,549,875
	2017	$493,269	—	$1,250,011	$413,108	$657,394	—	$272,283	$3,086,065
	2016	$173,077	$300,000	—	—	$450,000	—	$—	$923,077

(1)

Amounts in this column reflect the salary earned during the fiscal year, whether paid or deferred under HGV’s employee benefit plans. Amounts include payments made in lieu of accrued vacation of $83,076 for Mr. Wang.

(2)

Amounts in this column reflect (i) the payment in 2018 of a sign-on bonus to Mr. Mathewes pursuant to the terms of his offer letter, as described under “—Agreements with Executives,” (ii) the payment in 2018 of a discretionary cash bonus to Mr. Klingsick in recognition of his efforts in connection with the successful integration and implementation of the Company’s accounting systems, and (iii) the payment in 2016 of a sign-on bonus to Mr. Mikolaichik pursuant to the terms of his offer letter.

(3)

Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 18 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. Of the Performance RSUs granted in 2018, 70% vest according to POC Adjusted EBITDA goals and 30% vest according to contract sales goals. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the awards would have been: Mr. Wang – $3,800,000; Mr. DeLorenzo – $659,200; Ms. Silver – $618,000; and Mr. Mikolaichik – $1,000,000. Mr. Mikolaichik’s stock and option awards granted in 2018 were forfeited in connection with his departure from HGV on August 10, 2018.

(4)	Includes actual amounts paid under HGV’s annual cash incentive plan and, as to Mr. DeLorenzo and Ms. Silver, also includes actual amounts paid under HGV’s quarterly cash incentive plan.
(5)

All Other Compensation for 2018 is set forth in the table below. Mr. Wang’s All Other Compensation amount for 2017 was increased by $795 from the amount reported in the Company’s 2018 proxy statement to reflect compensation paid in 2018 to offset the impact of income taxes related to HGV’s reimbursement of his 2017 social club membership fees.

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All Other Compensation for 2018

Name	401(k) Match Contribution ($)	Automobile Expenses ($)	Relocation Expenses ($)	Tax Gross- Up for Relocation Expenses ($)	Home Loss Buyout ($)	Tax Gross- Up for Home Loss Buyout ($)	Social Club Membership Fees ($)	Tax Gross- Up for Social Club ($)	COBRA Expenses ($)	Executive Physical ($)	Total ($)
Mark D. Wang	$11,000	$10,000	—	—	—	—	$7,812	$2,514	—	$4,040	$35,366
Daniel J. Mathewes	—	$833	$6,483	—	—	—	—	—	—	—	$7,317
Gordon S. Gurnik	—	$833	$4,565	—	—	—	—	—	$2,001	—	$7,400
Dennis A. DeLorenzo	$11,000	$10,000	—	—	—	—	—	—	—	$4,769	$25,769
Sherri A. Silver	$7,501	$10,000	$72,847	$18,390	$100,000	$32,188	—	—	—	$4,881	$245,807
Allen J. Klingsick	$9,887	—	—	—	—	—	—	—	—	—	$9,887
James E. Mikolaichik	—	$5,833	—	—	—	—	—	—	—	$3,765	$9,598

2018 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number or Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (5) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)					Maximum (#)
Mark D. Wang	Annual Cash Incentive	—	$35,625	$1,425,000	$2,850,000	—	—	—	—	—	—	—
	Service RSUs	3/7/18	—	—	—	—	—	—	24,453	—	—	$1,139,999
	Stock Options	3/7/18	—	—	—	—	—	—	—	48,906	$46.62	$724,787
	Performance RSUs	5/10/18	—	—	—	23,827	47,654	95,308	—	—	—	$1,899,965
Daniel J. Mathewes	Service RSUs(6)	11/28/18	—	—	—	—	—	—	12,395	—	—	$399,987
Gordon S. Gurnik	Annual Cash Incentive	—	—	$500,000	—	—	—	—	—	—	—	—
	Service RSUs(7)	12/3/18	—	—	—	—	—	—	46,026	—	—	$1,499,987
Dennis A. DeLorenzo	Annual Cash Incentive	—	$10,300	$412,000	$824,000	—	—	—	—	—	—	—
	Quarterly Cash Incentive	—	$20,600	$412,000	$824,000	—	—	—	—	—	—	—
	Service RSUs	3/7/18	—	—	—	—	—	—	5,302	—	—	$247,179
	Stock Options	3/7/18	—	—	—	—	—	—	—	15,907	$46.62	$235,742
	Performance RSUs	3/7/18	—	—	—	3,535	7,069	14,138	—	—	—	$329,556
Sherri A. Silver	Annual Cash Incentive	—	$19,313	$386,250	$772,500	—	—	—	—	—	—	—
	Quarterly Cash Incentive	—	$19,313	$386,250	$772,500	—	—	—	—	—	—	—
	Service RSUs	3/7/18	—	—	—	—	—	—	4,971	—	—	$231,748
	Stock Options	3/7/18	—	—	—	—	—	—	—	14,913	$46.62	$221,011
	Performance RSUs	3/7/18	—	—	—	3,314	6,628	13,256	—	—	—	$308,998
Allen J. Klingsick	Annual Cash Incentive	—	$12,188	$162,500	$325,000	—	—	—	—	—	—	—
	Service RSUs	3/7/18	—	—	—	—	—	—	2,413	—	—	$112,494
	Stock Options	3/7/18	—	—	—	—	—	—	—	7,239	$46.62	$107,282
	Service RSUs(8)	11/7/18	—	—	—	—	—	—	5,474	—	—	$164,986
James E. Mikolaichik(9)	Annual Cash Incentive	—	$18,750	$750,000	$1,500,000	—	—	—	—	—	—	—
	Service RSUs	3/7/18	—	—	—	—	—	—	8,043	—	—	$374,965
	Stock Options	3/7/18	—	—	—	—	—	—	—	24,131	$46.62	$357,621
	Performance RSUs	3/7/18	—	—	—	5,363	10,725	21,450	—	—	—	$500,000

(1)

Reflects the possible payouts of cash incentive compensation under our Annual Incentive Program and our Quarterly Incentive Program. Amounts reported in the “Threshold” column assume that there is no payout under the POC Adjusted EBITDA or net owner growth components of the annual cash incentive program, there is no payout under the POC Adjusted EBITDA, cost savings, new owner transactions or net sales volume component of the quarterly cash incentive program, and that the NEO only earns the minimum payout for the individual performance objective that has been assigned the lowest weighting. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Mathewes did not participate in any of our short-term incentive programs in 2018.

(2)

As described in further detail under “Compensation Discussion and Analysis—2018 Executive Compensation Design and Decisions—Long-Term Incentive Compensation,” the Performance RSUs granted in 2018 have a three-year performance period ending December 31, 2020 and vest, as to 70% of

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the awards, based on POC Adjusted EBITDA and, as to 30% of the awards, based on contract sales. Threshold assumes that 50% of the total Performance RSUs awarded vest, and maximum assumes that 200% of the total Performance RSUs awarded vest.
(3)	Unless otherwise specified, Service RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.
(4)	Stock options vest in three equal annual installments beginning on the first anniversary of the grant date.
(5)

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 18 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. The stock options have a weighted average exercise price per share equal to $46.48, computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 18 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. The stock options have an exercise price per share equal to the closing price of HGV’s common stock as reported on the NYSE on the date of grant. Of the Performance RSUs granted in 2018, 70% vest according to POC Adjusted EBITDA goals and 30% vest according to contract sales goals. The grant date fair value of the Performance RSUs was computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions as of the grant date.

(6)

Represents a sign-on award of 12,395 Service RSUs pursuant to Mr. Mathewes’ offer letter, which award vests in three equal annual installments commencing on the first anniversary of his start date with HGV, November 28, 2018, subject to his continued employment at HGV through each applicable vesting date or as otherwise provided under the terms of the applicable award agreement.

(7)

Represents a sign-on award of 46,026 Service RSUs pursuant to Mr. Gurnik’s offer letter, which award vests in three equal annual installments commencing on the first anniversary of his start date with HGV, December 3, 2018, subject to his continued employment at HGV through each applicable vesting date or as otherwise provided under the terms of the applicable award agreement.

(8)

Represents a special equity award in recognition of Mr. Klingsick’s additional responsibilities while HGV conducted a nationwide search for a new CFO. The Service RSUs vest in three equal annual installments commencing on the first anniversary of the grant date, subject to his continued employment at HGV through each applicable vesting date or as otherwise provided under the terms of the applicable award agreement.

(9)	Mr. Mikolaichik’s plan-based awards granted in 2018 were forfeited in connection with his departure from HGV on August 10, 2018.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2018. Following Mr. Mikolaichik’s departure from HGV on August 10, 2018, all of his unvested equity awards were forfeited and all of his vested, unexercised options expired in accordance with the terms of the applicable award agreement. The share numbers presented below reflect the conversion, in connection with the spin-off, of certain awards made by Hilton prior to the spin-off. On January 3, 2017, holders of Hilton awards received an adjusted award based on HGV shares. The adjustments were designed to generally preserve the intrinsic value of each Hilton award prior to the spin-off. See “Compensation Discussion and Analysis—Special Note Regarding the Spin-Off” for a description of the treatment of Hilton equity-based awards in connection with the spin-off.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (1)(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)(5) ($)
Mark D. Wang	2/19/14	49,850	—	$20.52	2/19/24	—	—	—	—
	2/10/15	46,388	—	$26.17	2/10/25	—	—	—	—
	2/18/16	48,857	24,429	$18.69	2/18/26	—	—	—	—
	3/9/17	47,703	143,110	$28.30	3/9/27	47,703	$1,258,882	—	—
	3/7/18	—	48,906	$46.62	3/7/28	24,453	$645,315	—	—
	5/10/18	—	—	—	—	—	—	47,654	$1,257,589
Daniel J. Mathewes(6)	11/28/18	—	—	—	—	12,395	$327,104	—	—
Gordon S. Gurnik(6)	12/3/18	—	—	—	—	46,026	$1,214,626	—	—
Dennis A. DeLorenzo(6)	2/10/15	5,798	—	$26.17	2/10/25	—	—	—	—
	2/18/16	6,105	3,055	$18.69	2/18/26	—	—	—	—
	3/9/17	7,254	21,765	$28.30	3/9/27	7,255	$191,459	—	—
	8/14/17	—	—	—	—	3,810	$100,546	—	—
	3/7/18	—	15,907	$46.62	3/7/28	5,302	$139,920	7,069	$186,551
Sherri A. Silver(6)	8/14/17	—	—	—	—	3,334	$87,984	—	—
	3/7/18	—	14,913	$46.62	3/7/28	4,971	$131,185	6,628	$174,913
Allen J. Klingsick(6)	2/18/16	—	—	—	—	1,784	$47,080	—	—
	3/9/17	2,584	7,752	$28.30	3/9/27	2,584	$68,192	—	—
	3/7/18	—	7,239	$46.62	3/7/28	2,413	$63,679	—	—
	11/7/18	—	—	—	—	5,474	$144,459	—	—

Hilton Grand Vacations	48	2019 PROXY STATEMENT

(1)

Stock options (other than stock options granted in 2017) vest in three equal annual installments beginning on the first anniversary of the grant date. Stock options granted in 2017 vest over three years from the grant date as follows: 25% on the first anniversary, 25% on the second anniversary, and 50% on the third anniversary.

(2)	For additional information on vesting upon specified termination events or a change in control, see “Potential Payments Upon Termination or Change in Control.”
(3)

Hilton’s 2016 long-term incentive program consisted of grants of stock options, time-vesting RSUs and performance share awards (“PSAs”). PSAs were in the form of RSUs for all HGV employees, other than Mr. Wang, who received PSAs in the form of restricted stock. All time-vesting RSUs and PSAs granted to our NEOs by Hilton in 2016 were fully vested as of December 31, 2018, except for Mr. Klingsick, whose 2016 award consists of 5,352 Service RSUs. Mr. Klingsick’s 2016 Service RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. Unless otherwise specified, the 2017 Service RSUs vest over three years from the grant date as follows: 25% on the first anniversary, 25% on the second anniversary, and 50% on the third anniversary. The 2018 Service RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)	Amounts reported are based on the closing price of HGV’s common stock on the NYSE on December 31, 2018 ($26.39).
(5)

Performance RSUs vest according to POC Adjusted EBITDA and contract sales at the end of a three-year performance period. In the table above, the number and market value of Performance RSUs reported reflect target performance based on the Company’s performance as of December 31, 2018. The actual number of Performance RSUs that will be earned is not yet determinable.

(6)

The August 14, 2017 grant date includes a special equity grant of Service RSUs with an aggregate grant date value of $200,000 for Mr. DeLorenzo in recognition of his promotion to Executive Vice President and Chief Sales Officer, and a sign-on equity grant of Service RSUs with an aggregate grant date value of $175,000 for Ms. Silver to induce her to accept an offer of employment with HGV. The November 28, 2018 grant date includes a sign-on equity grant of Service RSUs with an aggregate grant date value of $400,000 for Mr. Mathewes pursuant to his offer letter. The December 3, 2018 grant date includes a sign-on equity grant of Service RSUs with an aggregate grant date value of $1,500,000 for Mr. Gurnik pursuant to his offer letter. The November 7, 2018 grant date includes a special equity grant of Service RSUs with an aggregate grant date value of $165,000 for Mr. Klingsick in recognition of his additional responsibilities while HGV conducted a nationwide search for a new CFO. Each of the foregoing awards of Service RSUs vest in three equal annual installments commencing on the first anniversary of the grant date, subject to his continued employment at HGV through each applicable vesting date or as otherwise provided under the terms of the applicable award agreement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information with respect to securities authorized for issuance under all of HGV’s equity compensation plans as of December 31, 2018.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(4)	1,931,907	$31.14	9,887,593
Equity compensation plans not approved by security holders	—	—	—
Total	1,931,907	$31.14	9,887,593

(1)

In addition to shares issuable upon exercise of stock options, amount also includes 825,235 shares that may be issued upon settlement of restricted stock units, including shares that may be issued pursuant to outstanding Performance RSUs, based on certified financial results, where applicable, and otherwise assuming the target award is met. The restricted stock units cannot be exercised for consideration.

(2)	The weighted-average exercise price of outstanding options, warrants and rights relates solely to stock options, which are the only currently outstanding exercisable security.
(3)

Includes 7,221,939 shares that may be issued pursuant to future awards under the Incentive Plan, including shares that may be issued pursuant to outstanding Performance RSUs, based on certified financial results, where applicable, and otherwise assuming the target award is met. Also includes 276,190 shares that may be issued pursuant to future awards under the Director Stock Plan and 2,389,464 shares that may be issued pursuant to future awards under the Employee Stock Purchase Plan.

(4)

Represents aggregated information pertaining to our three equity compensation plans: the Incentive Plan, the Director Stock Plan and the Employee Stock Purchase Plan. See Note 18 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K for further information regarding these plans.

Hilton Grand Vacations	49	2019 PROXY STATEMENT

2018 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding awards that were exercised or that vested during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Mark D. Wang	—	—	87,448	$2,827,798
Daniel J. Mathewes	—	—	—	—
Gordon S. Gurnik	—	—	—	—
Dennis A. DeLorenzo	—	—	14,555	$492,185
Sherri A. Silver	—	—	1,666	$53,062
Allen J. Klingsick	—	—	3,091	$140,496
James E. Mikolaichik	—	—	3,975	$188,018

(1)	Includes shares received from the vesting of Service RSUs and Converted PSAs.
(2)	The dollar amounts shown are determined by multiplying the number of shares that vested by the per share closing price of HGV common’s stock on the NYSE on the vesting date.

2018 NONQUALIFIED DEFERRED COMPENSATION

We offer to our executives, including all of the NEOs, the opportunity to participate in the EDCP. See “Compensation Discussion and Analysis—2018 Executive Compensation Design and Decisions—Compensation Policies and Practices—Retirement Savings Benefits” for additional information.

The table below provides information as of December 31, 2018 for those NEOs who chose to participate in the EDCP in 2018.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (3) ($)
Mark D. Wang	$124,077	—	$(116,371)	—	$1,917,951
Daniel J. Mathewes	—	—	—	—	—
Gordon S. Gurnik	—	—	—	—	—
Dennis A. DeLorenzo	—	—	$(5,139)	—	$173,579
Sherri A. Silver	—	—	—	—	—
Allen J. Klingsick	—	—	—	—	—
James E. Mikolaichik	—	—	—	—	—

(1)	The amount in this column is included in the “Salary” column for 2018 in the Summary Compensation Table.
(2)

Amounts in this column are not reported as compensation for fiscal year 2018 in the Summary Compensation Table since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under HGV’s 401(k) plan. Of the available investment options, the one-year rate of return during 2018 ranged from (14.02)% to 0.73%.

(3)	Of the total in this column listed for Mr. Wang, $430,997 was previously reported for 2016-2018 in the Summary Compensation Table.

Hilton Grand Vacations	50	2019 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

GENERAL

The following table describes the potential payments and benefits that would have been payable to our NEOs (other than Mr. Mikolaichik) under our existing plans and agreements, assuming (1) a termination of employment and/or (2) a change in control occurred, in each case, on December 31, 2018. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. Distributions of plan balances that would be made are set forth in the 2018 Nonqualified Deferred Compensation table above.

Because the disclosures in the following table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances (and therefore make a number of important assumptions), the actual amount to be paid to each of our NEOs upon a termination or change in control may vary significantly from the amounts included in the table. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies, at similar prices and the type of termination event that occurs.

Name	Qualifying Termination(1) ($)	CIC Without Termination ($)	Qualifying Termination Within 12 Months Following CIC ($)	Death or Disability ($)
Mark D. Wang
Cash Severance (1)	$5,937,500	—	$5,937,500	$1,425,000

Equity Awards (2)	$3,134,758	—	$4,028,913	$3,683,100

Continuation of Health and Welfare Benefits (3)	$16,372	—	$16,372	—

Life Insurance Benefits (4)	$1,862	—	$1,862	—

Total Value of Benefits	$9,090,491	—	$9,984,646	$5,108,100
Daniel J. Mathewes
Cash Severance (1)	$850,000	—	$850,000	—

Equity Awards (2)	—	—	$327,104	$327,104

Continuation of Health and Welfare Benefits (3)	—	—	—	—

Live Insurance Benefits (4)	—	—	—	—

Total Value of Benefits	$850,000	—	$1,177,104	$327,104
Gordon S. Gurnik
Cash Severance (1)	$2,000,000	—	$2,000,000	$500,000

Equity Awards (2)	—	—	$1,214,626	$1,214,626

Continuation of Health and Welfare Benefits (3)	—	—	—	—

Live Insurance Benefits (4)	—	—	—	—

Total Value of Benefits	$2,000,000	—	$3,214,626	$1,714,626
Dennis A. DeLorenzo
Cash Severance (1)	$2,472,000	—	$2,472,000	$515,000

Equity Awards (2)	—	—	$690,284	$543,851

Continuation of Health and Welfare Benefits (3)	$22,218	—	$22,218	—

Life Insurance Benefits (4)	$1,072	—	$1,072	—

Total Value of Benefits	$2,495,289	—	$3,185,573	$1,058,851
Sherri A. Silver
Cash Severance (1)	$2,317,500	—	$2,317,500	$482,813

Equity Awards (2)	—	—	$394,082	$256,785

Continuation of Health and Welfare Benefits (3)	$22,218	—	$22,218	—

Life Insurance Benefits (4)	$428	—	$428	—

Total Value of Benefits	$2,340,145	—	$2,734,227	$739,597
Allen J. Klingsick
Equity Awards (2)	—	—	$323,409	$323,409

Total Value of Benefits	—	—	$323,409	$323,409

Hilton Grand Vacations	51	2019 PROXY STATEMENT

(1)

For purposes of the table above, a “qualifying termination” means (x) under the applicable Severance Agreement, a termination of employment either by HGV without “cause” or by the executive for “good reason,” each as defined in the applicable Severance Agreement and (y) under the Incentive Plan, a termination by HGV without “cause” as defined in the Incentive Plan. An executive is not deemed to have experienced a qualifying termination as a result of (a) his or her death or disability or (b) solely as a result of a change in control. Under the applicable Severance Agreement, whether or not in connection with a change in control, each NEO would have been entitled to receive a cash severance amount equal to 2.5 times (in the case of Mr. Wang) and 2.0 times (in the case of the other NEOs) the sum of the executive’s base salary and annual cash incentive award under the annual cash incentive plan and, as to Mr. DeLorenzo and Ms. Silver, also includes the aggregate annual incentive award under our quarterly cash incentive plan, in each case, payable at target and in effect as of the date of termination. If the employment of the NEO was terminated due to death or disability, such executive would have been entitled to receive a prorated bonus. Amounts reported under “Death or Disability” for each NEO reflect each NEO’s target annual bonus under our annual cash incentive plan for the fiscal year ended December 31, 2018, and, in addition, for Mr. DeLorenzo and Ms. Silver, his or her target quarterly bonus for the fourth quarter under our quarterly cash incentive plan for the fiscal year ended December 31, 2018.

(2)

Amounts represent the value of the acceleration of any unvested Performance RSUs, Service RSUs, Converted PSAs and stock options, assuming the acceleration occurred on December 31, 2018 and are based on the closing price of HGV’s common stock on the NYSE on December 31, 2018 ($26.39).

•

Service RSUs: If the NEO’s employment is terminated without cause within 12 months following a change in control or due to the executive’s death or disability, all unvested Service RSUs will immediately vest. If Mr. Wang’s employment is terminated without cause and a change in control has not occurred, any portion of a Service RSU that would have vested within 24 months of termination will immediately vest.

•

Stock options: If the NEO’s employment terminates without cause within 12 months following a change in control or due to the executive’s death or disability, all unvested options will immediately vest and become exercisable. In the table above, amounts reported reflect the “spread,” or difference between the exercise price and closing price of HGV’s common stock on the NYSE as of December 31, 2018. If Mr. Wang’s employment is terminated without cause and a change of control has not occurred, Mr. Wang will be entitled to exercise any vested stock options for a period ending on the earlier of the expiration of the original term of the stock option or 24 months from the termination date.

•

Performance RSUs: If the NEO’s employment is terminated as a result of death or disability, a prorated portion of the Performance RSUs will immediately vest at a target level of performance, with the proration based on the number of days in the vesting period that have elapsed prior to termination. If the NEO’s employment is terminated without cause within 12 months following a change in control, the Performance RSUs will immediately vest at actual performance, or at target if performance cannot reasonably be assessed. If Mr. Wang’s employment is terminated without cause and a change in control has not occurred, Mr. Wang’s Performance RSUs will vest immediately at the target level of performance, prorated based on (a) the actual service period between the beginning of the applicable 36-month performance period of the applicable Performance RSUs through the date of termination, plus an additional 24 months (subject to a total maximum of 36 months), over (b) the 36-month performance period of such Performance RSUs.

(3)

Under the applicable Severance Agreement, upon a qualifying termination, each NEO is entitled to continued healthcare coverage in an amount equal to the excess of the cost of the coverage over the amount that the executive would have had to pay if the executive remained employed for 18 months following the date of termination.

(4)

Under the applicable Severance Agreement, upon a qualifying termination, to the extent HGV provides the executive’s life insurance coverage immediately prior to the qualifying termination and this coverage is eligible for post-termination continuation or conversion to an individual policy, each NEO is entitled to receive a cash payment equal to the amount required to continue such coverage as an individual policy for a period of 12 months following the termination date (and, if HGV deems necessary or advisable, to convert such coverage to an individual policy), payable in a single lump sum within 60 days following the termination date, in the following amounts: Mr. Wang – $1,862; Mr. Mathewes – $0; Mr. Gurnik – $0; Mr. DeLorenzo – $1,072; and Ms. Silver – $428.

Following Mr. Mikolaichik’s departure from HGV on August 10, 2018, HGV did not pay any amounts to him other than accrued salary and reimbursable expenses.

EQUITY AWARDS

Our equity awards generally provide for non-solicit and non-compete covenants during employment and post-termination for (i) the later of one year post-termination or the last date any portion of the award is eligible to vest following the participant’s termination, (ii) the last date any portion of the award is eligible to vest following the participant’s retirement or (iii) the last date any portion of the award is eligible to vest; in each case, in addition to other intellectual property, confidentiality and non-disparagement covenants. Each of our executives’ equity-based awards is subject to HGV’s Clawback Policy. Additional termination provisions are outlined in the table below.

Award Type	Termination Provisions for Unvested Shares
Converted PSAs(1)

• Death or disability: Prorated portion will immediately vest(2)

• Change in control: Prorated portion will immediately vest(3)

• Retirement (as defined above): Prorated portion will vest at the end of the performance period so long as no restrictive covenant violation occurs(2),(4)

• Other reasons: Forfeit unvested(5)

Converted Service RSUs and Phantom Stock Units

• Death or disability: Immediately vest

• Termination without “cause” (as defined in the Incentive Plan) within 12 months following a change in control: Immediately vest

• Retirement: Continue to vest based on the original vesting schedule so long as no restrictive covenant violation occurs(4)

• Other reasons: Forfeit unvested(5)

Hilton Grand Vacations	52	2019 PROXY STATEMENT

Award Type	Termination Provisions for Unvested Shares
Converted Stock Options

• Death or disability: Immediately vest and become exercisable; remain exercisable for one year thereafter(6)

• Termination without “cause” within 12 months following a change in control: Immediately vest and become exercisable; remain exercisable for 90 days thereafter(6)

• Retirement: Continue to vest according to the original vesting schedule; remain exercisable until the earlier of (x) the original expiration date or (y) 5 years from retirement, so long as no restrictive covenant violation occurs(4),(7)

• Other reasons: Forfeit unvested; vested options will remain exercisable for 90 days thereafter(5),(6),(8)

Service RSUs

• Death or disability: Immediately vest

• Termination without “cause” (as defined in the Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) within 12 months following a change in control: Immediately vest

• Retirement: Continue to vest based on the original vesting schedule so long as no restrictive covenant violation occurs(4)

• Other reasons: Forfeit unvested(5)

Stock Options

• Death or disability: Immediately vest and become exercisable; remain exercisable for one year thereafter(6)

• Termination without “cause” (as defined in the Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) within 12 months following a change in control: Immediately vest and become exercisable; remain exercisable for 90 days thereafter (6)

• Retirement: Continue to vest according to the original vesting schedule; remain exercisable until the original expiration date, so long as no restrictive covenant violation occurs(4)

• Other reasons: Forfeit unvested; vested options will remain exercisable for 90 days thereafter(5),(6),(8)

Performance RSUs

• Death or disability: Prorated portion will immediately vest at target levels(2)

• Termination without “cause” (as defined in the Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) within 12 months following a change in control: Immediately vest(9)

• Retirement: Award will remain outstanding and eligible to vest at the end of the performance period based on actual performance so long as no restrictive covenant violation occurs(4)

• Other reasons: Forfeit unvested(5)

(1)

As discussed in further detail under “Special Note Regarding the Spin-Off,” the NEOs’ PSAs granted in 2016 by Hilton were converted into Service RSUs or service-based HGV restricted common stock, assuming a target level of achievement as provided under the applicable award agreement.

(2)	Prorated based on the number of days in the vesting period that have elapsed prior to termination.
(3)	Prorated based on the number of days in the vesting period that have elapsed prior to the change in control.
(4)	For continued vesting to occur, retirement must occur on a date that is six months after the grant date of the award.
(5)

Termination for any other reason generally results in forfeiture of all unvested awards. However, pursuant to Mr. Wang’s Severance Agreement, upon certain qualifying terminations and if a change in control has not occurred, any portion of an equity award granted to Mr. Wang that would have vested within 24 months from Mr. Wang’s termination date will accelerate and vest immediately as of the termination date. Pursuant to the foregoing sentence, Mr. Wang’s Performance RSUs will vest immediately based on the target number of Performance RSUs prorated based on (a) the actual service period between the beginning of the applicable 36-month performance period of the applicable Performance RSUs through the date of termination, plus an additional 24 months (subject to a total maximum of 36 months), over (b) the 36-month performance period of such Performance RSUs. In addition, Mr. Wang will be entitled to exercise any vested options for a period ending on the earlier of (a) the expiration of the original term of the applicable option or (b) 24 months from the termination date.

(6)	Options do not remain exercisable later than the original expiration date.
(7)	Options granted in 2014 by Hilton do not provide for continued vesting post-Retirement.
(8)	Upon termination for cause all vested and unvested options terminate. The option period will also expire immediately upon the occurrence of a restricted covenant violation.
(9)

Number of Performance RSUs will vest based on actual performance through the termination date, as determined by the Committee, or at a target level of performance if the measurement of actual performance cannot be reasonably assessed.

Hilton Grand Vacations	53	2019 PROXY STATEMENT

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mark D. Wang, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

During 2018, our last completed fiscal year, there has been no change to our employee population or employee compensation arrangements which we reasonably believe would significantly affect our pay ratio disclosure. As a result, we have used the same median employee, initially identified in 2017, in our pay ratio calculation for 2018. Our median employee is a full-time hourly employee, with annual total compensation for the 12-month period ended December 31, 2018 in the amount of $40,457, calculated in accordance with the requirements of the Summary Compensation Table.

With respect to the annual total compensation of Mr. Wang, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement.

Based on this information, for 2018, our CEO’s annual total compensation was 176 times that of the annual total compensation of our median employee.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Hilton Grand Vacations	54	2019 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee was established and appointed effective January 3, 2017. At all times since the Committee was established, the members of the Compensation Committee were Messrs. Johnson, Lazarus and Whetsell, none of whom was, during the fiscal year ended December 31, 2018, an officer or employee of HGV and none of whom was formerly an officer of HGV. No member of the Compensation Committee has or had any relationship with HGV that is required to be disclosed as a transaction with a related party. Since the establishment of our Compensation Committee, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board.

Hilton Grand Vacations	55	2019 PROXY STATEMENT

OWNERSHIP OF SECURITIES

The following table shows information as of March 15, 2019 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of HGV’s common stock by: (i) each person that HGV believes beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act; (ii) each director; (iii) each named executive officer set forth under “Compensation Disclosure and Analysis—Our Named Executive Officers”; and (iv) all directors and executive officers as a group. As of the Table Date, 92,924,598 shares of HGV’s common stock were issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, all persons named as beneficial owners of HGV common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o Hilton Grand Vacations Inc., 6355 MetroWest Boulevard, Suite 180, Orlando, Florida 32835.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
PRINCIPAL STOCKHOLDERS:
FMR LLC (1)	13,439,577	14.46%
The Vanguard Group, Inc. (2)	8,395,411	9.03%
Long Pond Capital (3)	5,352,035	5.76%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Mark D. Wang (4)	528,102	*
Daniel J. Mathewes	—	*
Dennis A. DeLorenzo (4)	56,946	*
Gordon S. Gurnik	—	*
Allen J. Klingsick (4) (5)	14,435	*
Sherri A. Silver (4)	7,484	*
James E. Mikolaichik (6)	9,852	*
Leonard A. Potter (7)	58,135	*
Brenda J. Bacon (7)	8,135	*
David W. Johnson (7)	43,135	*
Mark H. Lazarus (7)	8,135	*
Pamela H. Patsley (7)	8,135	*
Paul W. Whetsell (7)	13,135	*
Directors and executive officers as a group (15 persons) (8)	981,110	1.05%

*	Represents less than 1%.

(1)

Based on the Schedule 13G/A filed on February 13, 2019. Consists of 2,236,982 shares of common stock in which FMR LLC has sole voting power and 13,439,577 shares of common stock in which FMR LLC has sole dispositive power. The Schedule 13G/A states that one or more other persons are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such shares, but no one other person’s interest in such shares is more than five percent of our outstanding shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)

Based on the Schedule 13G/A filed on February 12, 2019 by The Vanguard Group, Inc. (“Vanguard”). Reflects (a) 43,701 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, as a result of its serving as investment manager of collective trust accounts, and (b) 20,920 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, as a result of its serving as investment manager of Australian investment offerings. Consists of 53,320 shares of common stock in which Vanguard has sole voting power, 11,301 shares in which Vanguard has shared voting power, 8,340,409 shares in which Vanguard has sole dispositive power, and 55,002 shares in which Vanguard has shared dispositive power. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)

Based on the Schedule 13G filed on February 14, 2019 by Long Pond Capital, LP, as investment manager (“Long Pond LP”) through the accounts of certain private funds (the “Funds”), by Long Pond LLC, the general partner of Long Pond LP (“Long Pond GP”) and by John Khoury, the principal of Long Pond LP. Each of Long Pond LP, Long Pond GP and Mr. Khoury share voting and dispositive power with respect to all 5,352,035 shares. The Schedule 13G states that the Funds have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the shares, but no one other person’s interest in the shares is more than five percent of our outstanding common stock. The address of Long Pond LP, Long Pond GP and Mr. Khoury is 527 Madison Avenue, 15th Floor, New York, NY 10022.

(4)	Includes shares underlying vested options, as follows: Mr. Wang – 281,232; Mr. DeLorenzo – 34,769; Mr. Klingsick – 7,581; and Ms. Silver – 4,971.

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(5)

Mr. Klingsick performed functions substantially similar to those performed by a principal financial officer from August 10, 2018, following Mr. Mikolaichik’s departure from HGV, until Mr. Mathewes joined HGV on November 28, 2018.

(6)	Mr. Mikolaichik departed from HGV on August 10, 2018.

(7)	For each non-employee director, includes 3,135 restricted stock units that vest within 60 days of the Table Date.

(8)

Includes an aggregate of (i) 20,769 unvested shares underlying restricted stock units, which vest within 60 days of the Table Date, (ii) 2,122 unvested shares underlying stock options, which vest within 60 days of the Table Date and (iii) 465,457 shares underlying vested options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were complied with on a timely basis during 2018, except that one Form 4 filed by HNA Tourism Group Co., Ltd., and certain of its affiliates, was filed one day late to report the sale of HGV shares.

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TRANSACTIONS WITH RELATED PERSONS

STATEMENT OF POLICY REGARDING TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons, which we refer to as our “related person transactions policy,” that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transactions policy requires that a “related person” (as defined as in Item 404(a) of Regulation S-K, which includes security holders who beneficially own more than 5% of our common stock) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board or a duly authorized committee of the Board (currently the Audit Committee). No related person transaction will be executed without the approval or ratification of our Board or a duly authorized committee of the Board (currently the Audit Committee). If we become aware of an existing related party transaction that has not been approved under this policy, the transaction will be referred to the Board or a duly authorized committee of the Board (currently the Audit Committee), which will evaluate all options available, including ratification, revision or termination of such transaction. Our related person transactions policy requires that directors interested in a related person transaction recuse themselves from any vote on or review of a related person transaction in which they have an interest.

Our related person transactions policy provides that the purchase or sale of products or services in the ordinary course of our business that involve a holder of more than 5% of our common stock or its affiliates are deemed to be approved or ratified under our policy if the aggregate amount in such transaction is expected to be less than $10 million over five years or the products or services are of a type generally made available to other customers, and the officers of HGV reasonably believe the transaction to be on market terms.

AGREEMENTS WITH CERTAIN STOCKHOLDERS

We were previously party to a Stockholders Agreement that provided certain affiliates of HNA Tourism Group Co., Ltd. (“HNA”) with certain rights, including designation of directors to our Board, and a Registration Rights Agreement that provided HNA with customary “demand” and “piggyback” registration rights. On March 13, 2018, we and HNA entered into a Master Amendment and Option Agreement (the “Master Amendment and Option Agreement”) to make certain amendments to the Stockholders Agreement and the Registration Rights Agreement among other things, (i) to permit the sale of up to all 24,750,000 shares of our common stock owned by the Selling Stockholder prior to the expiration of the two-year restricted period originally contained in the Stockholders Agreement, (ii) grant us a right to repurchase up to 4,340,000 shares of our common stock held by HNA, (iii) provide that HNA has customary “demand” registration rights effective March 13, 2018, (iv) require HNA to pay all expenses incurred under the Registration Rights Agreement for registrations or offerings occurring prior to a certain date, and (v) eliminate HNA’s right to designate a certain number of directors to our board of directors. In March 2018, HGV and HNA entered into an underwriting agreement with several underwriters, pursuant to which the underwriters agreed to purchase from HNA 22,250,000 shares of common stock, $0.01 par value per share, of the Company at a price of approximately $44.75 per share. The sale was completed on March 19, 2018. In connection with the underwritten offering, we exercised the repurchase option with respect to 2,500,000 shares at a price of approximately $44.75 per share. As a result, HNA no longer owns shares of our common stock, and both the Stockholders Agreement and the Registration Rights Agreement were terminated. We do not consider HNA to be a related person since March 2018.

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INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

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QUESTIONS AND ANSWERS

1.	Why am I being provided with these materials?

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors of Hilton Grand Vacations Inc. of proxies to be voted at the Annual Meeting and at any postponements or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares in person.

2.	I only received a single sheet of paper telling me to go to a website. What does that mean?

That means that we have chosen to rely on a SEC rule that allows us to send a one-page notice instead of a full package of proxy materials. This allows us to save significant yearly printing and mailing costs, as well as to conserve natural resources.

3.	I received a large package with proxy materials. What is all of this?

If you received a full package of proxy materials asking you to vote at the Annual Meeting, it contains disclosure documents consisting of the Company’s Annual Report on Form 10-K for the fiscal year ended 2018 and this Proxy Statement (“proxy materials”). In addition, you received either (i) a proxy card or (ii) a voting instruction form, depending on whether you are a record owner or a beneficial owner.

A proxy card is a document provided to “record owners” (that is, stockholders whose names the Company keeps on record as owners of the Company’s shares) by the Board of Directors. Rather than voting directly, the proxy card allows a record owner to instruct the persons named on the card as “proxies” how to vote his or her shares at the Annual Meeting.

A voting instruction form is provided for “beneficial owners” (investors who hold their shares through a broker or other financial institution) by their broker or other intermediary. Rather than voting directly, the voting instruction form allows a beneficial owner to instruct his or her broker or other financial institution how to vote his or her shares at the Annual Meeting.

4.	What is a “record” owner? What is a “beneficial” owner?

A stockholder may hold shares either (i) directly with the Company, as the record owner, or (ii) indirectly, through a broker-dealer or other financial institution, as a beneficial owner. A record owner may have an actual HGV stock certificate or his or her shares are held electronically on the records of the Company. Beneficial owners hold their shares at their broker-dealer or other financial institution. Beneficial owners are sometimes said to be holding shares in “street name.”

5.	How do I know whether I am a record owner or a beneficial owner?

If you receive a full package of proxy materials, the card included in your proxy package will give you some indication. If the card names your broker, then you are a beneficial owner. Generally, individuals who purchased their shares through a broker are beneficial owners. The majority of U.S. investors own their securities as beneficial owners through their brokers and other financial institutions. If you are unsure how you hold your shares, contact your broker or other financial institution.

6.	What is the difference between record and beneficial owners when voting on corporate matters?

There are no significant differences between record and beneficial owners regarding the value of your shares. There are differences, however, when it comes to voting on corporate matters. Record owners receive a “proxy card” and may cast votes directly with the Company. Beneficial owners, on the other hand, receive a “voting instruction form” directing their broker or other financial institution how to vote their shares. The broker-dealer (or other financial institution) then casts the vote with the Company after receiving instructions from the beneficial owner.

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7.	When and where will the Annual Meeting be held?

The Annual Meeting will be held on Wednesday, May 8, 2019, at 8:30 a.m., local time, at the Waldorf Astoria Orlando, 14200 Bonnet Creek Resort Lane, Orlando, Florida, 32821. To obtain directions to the Annual Meeting, please contact Investor Relations at 1-407-613-3327 or IR@hgv.com.

8.	What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

Proposal No. 1:	Election of the seven (7) Director nominees listed in this Proxy Statement.
Proposal No. 2:	Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2019 fiscal year.
Proposal No. 3:	Approval, in a non-binding advisory vote, of the compensation paid to the Company’s named executive officers.

9.	Who is entitled to vote at the Annual Meeting?

Stockholders who owned shares of the Company’s common stock at the close of business on March 15, 2019 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 92,924,598 shares of HGV common stock outstanding. You have one (1) vote for each share of HGV common stock owned by you as of the Record Date.

10.	What constitutes a quorum for the Annual Meeting?

Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy in order to transact business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if:

•	You are entitled to vote, and you are present in person at the Annual Meeting, or

•	You have voted online or by telephone, or

•	You have timely submitted a proxy card or voting instruction form by mail.

“Broker non-votes” and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

11.	What is a “broker non-vote”?

A broker non-vote occurs when a beneficial owner’s shares are not voted on a proposal because the broker did not receive specific voting instructions from the beneficial owner and the broker or other financial institution did not have authority to vote on the matter because it constituted a non-discretionary matter under current NYSE interpretations that govern broker non-votes.

12.	What if I am a record owner and I do not specify a choice for a proposal?

Stockholders should specify their choice for each proposal on the proxy card. If specific instructions are not given for all matters, those proxies that are signed and returned will be voted as follows:

•	FOR the election of all Director nominees as set forth in this Proxy Statement;

•	FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2019 fiscal year; and

•	FOR the non-binding advisory vote to approve executive compensation.

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13.	What if I am a beneficial owner and do not give voting instructions to my broker or other financial institution?

If you are a beneficial owner, it is important that you provide voting instructions to your broker or other financial institution, so that your vote is counted.

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker or other financial institution by the deadline provided in the materials you receive from your broker or other financial institution. If you do not provide voting instructions to your broker or other financial institution, they have authority to vote your shares on discretionary proposals, but they cannot vote your shares on non-discretionary items, as follows:

Non-Discretionary Items. The election of the Director nominees (Proposal No. 1) and the non-binding advisory vote to approve executive compensation (Proposal No. 3) are non-discretionary matters and may not be voted on by brokers or other financial institutions who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2019 fiscal year (Proposal No. 2) is a discretionary item. Generally, when a broker or other financial institution does not receive a voting instruction form from a beneficial owner, the broker or other financial institution may vote on this proposal in their discretion; however, they are not required to vote the shares.

14.	How many votes are required to approve each proposal?

With respect to the election of the Director nominees (Proposal No. 1), all elections of directors will be determined by a plurality of the votes cast. A plurality vote requirement means that the Director nominees with the greatest number of votes cast, even if less than a majority, will be elected. However, our bylaws and Corporate Governance Guidelines require that each Director nominee agree that, in an uncontested election, he or she will resign if he or she fails to receive a majority of the votes cast in the election. In such event, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether the Director nominee’s resignation should be accepted or rejected, or if other action should be taken. There is no cumulative voting.

Notwithstanding the foregoing, our Corporate Governance Guidelines set forth our procedures if a Director nominee in an uncontested election receives a majority of “withheld” votes. In an uncontested election, any Director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to consider all relevant factors and make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation within 90 days after the certification of the election results.

For the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2019 fiscal year (Proposal No. 2), for the non-binding advisory vote on the compensation paid to our named executive officers (Proposal No. 3), and for any other matter that may be considered at the Annual Meeting, the approval of such proposals will require the affirmative vote a majority of the votes cast. While the vote on executive compensation (Proposal No. 3) is advisory in nature and non-binding, the Board will review the voting results and take our stockholders’ viewpoint into consideration when making future decisions regarding executive compensation.

15.	How are votes counted?

Proposal No. 1: With respect to the election of directors, you may vote “FOR” or you may “WITHHOLD” your vote with respect to each Director nominee. Votes that are withheld and broker non-votes will not be included in the vote totals and will not have an effect on the outcome of the election of directors.

Proposal No. 2: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the vote to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2019 fiscal year. Abstentions and broker non-votes will not be included in the vote totals for Proposal No. 2 and will have no effect on the outcome of the vote. However, brokers and other financial institutions have discretionary authority to vote on this proposal, if they do not receive voting instructions from a beneficial owner. Such discretionary votes of the broker or other financial institution will be counted in the vote totals and will affect the outcome of the vote.

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Proposal No. 3: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the non-binding advisory vote on the compensation paid to our named executive officers (Proposal No. 3). Abstentions and broker non-votes will not be included in the vote total for Proposal No. 3 and will have no effect on the outcome of the vote.

16.	Who will count the vote?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and tabulate the votes.

17.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the Director nominees to the Board set forth in this Proxy Statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2019 fiscal year; and

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

18.	How do I vote my shares without attending the Annual Meeting?

Record Owners: If your shares are registered on the books of the Company via EQ Shareowner Services, our transfer agent, you may vote by the following methods:

•

Online —You may vote online. Go to www.proxyvote.com and following the voting instructions for completing an electronic proxy card. You will need the 16-digit number printed on your proxy card and on your Notice Regarding Internet Availability of Proxy Materials. Online voting will end at 11:59 p.m., ET, on May 7, 2019.

•

By Telephone —You may vote by telephone. Please call 1-800-690-6903 and follow the recorded voting instructions. You will need the 16-digit number printed on your proxy card and on your Notice Regarding Internet Availability of Proxy Materials. Telephone voting facilities will close at 11:59 p.m., ET, on May 7, 2019.

•

By Mail — To vote by mail, complete, date and sign your proxy card where indicated, and return the proxy card in the mailing envelope provided to you with the proxy card. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and your title or capacity.

Beneficial Owners: If your shares are held in street name through your broker or other financial institution, please refer to the information provided by your broker or other financial institution, which explains how to submit voting instructions to your broker or other financial institution. In most instances, you will be able to submit voting instructions to your broker or other financial institution online, by telephone and by mail.

The deadline for beneficial owners to vote online or by telephone is the same as that for record owners. Online and telephone voting facilities will close at 11:59 p.m., ET, on May 7, 2019. If you choose to mail your voting instructions, they must be received by your broker’s or other financial institution’s deadline, which can be found in the information provided to you by your broker or other financial institution.

19.	How can I obtain a proxy card?

If you are a stockholder of record (your shares are not held in street name), you may obtain a proxy card by one of the following methods. You will need the 16-digit number printed on your Notice Regarding Internet Availability of Proxy Materials.

•	Online — You may request a proxy card by going to www.proxyvote.com. Follow the instructions on how to request a proxy card.

•	By Telephone — You may request a proxy card by calling 1-800-579-1639 free of charge to you. Follow the recorded instructions on how to request a proxy card.

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•

By Email — To request an email copy of the proxy materials, send a blank email to sendmaterial@proxyvote.com. You must put the 16-digit number printed on your Notice Regarding Internet Availability of Proxy Materials in the subject line of the email. You will receive an email with electronic links to the proxy materials and the proxy voting site.

To facilitate timely delivery, all requests for paper copies must be received no later than April 24, 2019.

20.	How do I vote my shares in person at the Annual Meeting?

Record Owners: If you are a record owner and prefer to vote your shares in person at the Annual Meeting, you must bring proof of identification along with your Notice Regarding Internet Availability of Proxy Materials or other proof of ownership as of the Record Date. At the meeting, you will need to request a ballot.

Beneficial Owners: If you are a beneficial owner, you may vote in person at the Annual Meeting provided you obtain from the broker or other financial institution in whose name your shares are registered, a signed proxy giving you the right to vote the shares. You will need to check the box on the voting instruction form indicating you plan to attend the Annual Meeting. This will serve as a request to attend the meeting and vote your shares. Your broker should then send you an executed proxy to vote your shares that are registered in the broker’s name, which you must bring to the Annual Meeting in order to vote your shares in person. At the meeting, you will need to request a ballot.

Even if you plan to attend the Annual Meeting, we encourage you to vote before the meeting, online, by telephone or by mail, so that your shares will be counted if you become unable or decide not to attend the Annual Meeting.

21.	Do I need a ticket to be admitted to the Annual Meeting?

No, however, you will need proof of identification along with either your Notice Regarding Internet Availability of Proxy Materials, or other proof of stock ownership to enter the Annual Meeting.

If you are a beneficial owner of shares held by a broker or other financial institution, and you want to attend the Annual Meeting in person, you must present proof of your ownership of Hilton Grand Vacations Inc. common stock, such as a bank or brokerage account statement.

22.	Do I need to present identification to be admitted to the Annual Meeting?

Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

23.	May I change my vote or revoke my proxy?

Record Owners: If you are a record owner, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than May 7, 2019;

•	voting again at a later time, online or by telephone before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 7, 2019;

•	submitting a properly signed proxy card with a later date that is received no later than May 7, 2019; or

•	attending the Annual Meeting, revoking your proxy, and voting in person.

Beneficial Owners: If you own HGV shares through a broker or other financial institution, you may submit new voting instructions by contacting your broker or other financial institution. You may also change your vote or revoke your proxy in person at the Annual Meeting, provided you first obtain a signed proxy from your broker or other financial institution, giving you the right to vote the shares in person at the Annual Meeting.

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24.	What does it mean if I receive more than one Notice Regarding Internet Availability of Proxy Materials on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote online or by telephone, vote once for each notice that you receive.

25.	Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to print, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters are properly presented for consideration at the Annual Meeting and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

26.	Who will pay for the cost of this proxy solicitation?

HGV is paying the costs of the solicitation of proxies. We have retained Broadridge Financial Solutions, Inc. to assist in the distribution of the proxy materials to stockholders for an estimated fee of $45,000 plus certain expenses. We must also pay brokers and other financial organizations representing beneficial owners certain fees associated with forwarding proxy materials and obtaining voting instructions from beneficial owners of HGV common stock.

A proxy solicitor and/or HGV’s directors, officers, and employees may also solicit proxies by mail, telephone, electronic communication and personal contact. HGV directors, officers and employees will not receive any additional compensation for these activities.

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STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2020 annual meeting of stockholders, the proposal must be mailed by certified or registered mail, return receipt requested, to the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839. In order for a stockholder proposal to be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2020 annual meeting proxy statement and form of proxy, the proposal must be received by the Secretary on or before November 28, 2019. Failure to deliver a proposal in accordance with this procedure may result in the proposal being excluded from the Company’s proxy statement.

In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our annual meetings of stockholders. To make a director nomination or present other business for consideration at an annual meeting, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice must be mailed by certified or registered mail, return receipt requested to the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839, and be received not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2020 annual meeting of stockholders, such a proposal must be received on or after January 9, 2020, but not later than February 8, 2020. In the event that the date of the annual meeting of stockholders to be held in 2020 is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting, such notice by the stockholder must be so received no earlier than 120 days prior to the annual meeting of stockholders to be held in 2020 and not later than the 90th day prior to such annual meeting of stockholders to be held in 2020 or, if later, 10 calendar days following the day on which public announcement of the date of such annual meeting of stockholders is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2020 annual meeting of stockholders will confer discretionary authority to vote as the proxyholders deem advisable on such stockholder proposals that are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as banks and other financial institutions to deliver one copy of the Notice Regarding Internet Availability of Proxy Materials, or one copy of the proxy materials to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the notice or proxy materials. This process, which is commonly referred to as “householding” provides cost savings for companies and helps the environment by conserving natural resources.

To receive proxy materials or Notices Regarding Internet Availability of Proxy Materials for each stockholder sharing your same address, requests for additional copies can be made online at www.proxyvote.com, or by calling 1-800-579-1639.

If at any time you want to participate in householding, or you want to end your participation, record owners may contact HGV’s registrar and transfer agent, EQ Shareowner Services, by phone at 1-800-468-9716 or by mail at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. Beneficial owners should contact their broker or other financial institution to change their position with respect to householding.

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AVAILABILITY OF ADDITIONAL MATERIALS

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, and proxy statements. To access these filings, go to our website at www.hgv.com under the “Investors” heading. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Investor Relations, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to IR@hgv.com.

OTHER BUSINESS

The Board does not know of any matters, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, which may properly come before the Annual Meeting. If other matters are presented that properly come before the Annual Meeting, the proxyholders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Charles R. Corbin
General Counsel and Secretary

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APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES TO MEASURES DETERMINED IN ACCORDANCE WITH U.S. GAAP

EBITDA and Adjusted EBTIDA are financial measures that are not recognized under U.S. GAAP. EBITDA as reported means net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization. Adjusted EBITDA as reported means EBITDA, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items. Adjusted EBITDA prepared under the previous accounting guidance reflects percentage of completion (“POC”) accounting and is referred to as “POC Adjusted EBITDA” (as discussed in this Proxy Statement under “Compensation Discussion and Analysis—2018 Company Performance and Pay Results” and “—2019 Executive Compensation Highlights”).

We present EBITDA and Adjusted EBITDA for the reasons set forth below, and POC Adjusted EBITDA was a financial objective with respect to which we determined amounts payable under our annual and quarterly cash incentive plans for the year ended December 31, 2018. However, EBITDA, Adjusted EBITDA and POC Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBIDTA may not be comparable to similarly titled measures of other companies.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

For subsequent periods, we will utilize Economic Adjusted EBITDA (as discussed in this Proxy Statement under “Compensation Discussion and Analysis—2019 Executive Compensation Highlights”) in place of POC Adjusted EBITDA to determine amounts payable under our annual and quarterly cash incentive plans and the amounts of performance-based awards that are earned over any cumulative period.

Table T-1 below reconciles net income, the most directly comparable financial measure determined in accordance with U.S. GAAP, to reported Adjusted EBITDA and to POC Adjusted EBITDA. Table T-2 below reconciles the most directly comparable Real Estate Sales and Financing segment financial measures determined in accordance with U.S. GAAP to segment reported Adjusted EBITDA and to segment POC Adjusted EBITDA.

Hilton Grand Vacations	A-1	2019 PROXY STATEMENT

T-1

HILTON GRAND VACATIONS INC.

ADJUSTED EBITDA TO NET INCOME

(in millions)

	Year Ended December 31, 2018
	As Reported	Effects of ASC 606 (2)	POC
Net Income	$298	$ (50)	$248
Interest expense	30	—	30
Income tax expense	105	(17)	88
Depreciation and amortization	36	—	36
Interest expense, depreciation and amortization included in equity in losses from unconsolidated affiliates	4	—	4

EBITDA	473	(67)	406
Other loss, net	1	—	1
Share-based compensation expense	16	—	16
Other adjustment items (1)	13	—	13

Adjusted EBITDA	$503	$ (67)	$436

(1)	Amount primarily includes costs associated with the spin-off transaction.
(2)	Represents only the deferred revenues and certain related direct expenses from the sales of VOIs under construction.

Hilton Grand Vacations	A-2	2019 PROXY STATEMENT

T-2

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Year Ended December 31, 2018
	As Reported	Effects of ASC 606 (1)	POC
Sales of VOIs, net	$ 734	$ (112)	$ 622
Sales, marketing, brand and other fees	570	—	570
Financing	158	—	158

Real estate sales and financing segment revenues	1,462	(112)	1,350
Cost of VOI sales	(210)	30	(180)
Sales and marketing	(728)	15	(713)
Financing	(49)	—	(49)
Marketing package sales	(31)	—	(31)
Model unit rental	(1)	—	(1)
Share-based compensation	3	—	3
Other adjustment items	1	—	1

Real estate sales and financing segment Adjusted EBITDA	$ 447	$ (67)	$ 380

(1)	Represents only the deferred revenues and certain related direct expenses from the sales of VOIs under construction.

EXPLANATION OF KEY BUSINESS OPERATIONAL TERMS

This Proxy Statement includes references to certain key business operational terms in discussions of our financial condition and results of operations, and of our executive compensation program.

Contract sales represents the total amount of vacation ownership interval (“VOI”) products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in “Note 2: Basis of Presentation and Summary of Significant Accounting Policies” in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

NOG or Net Owner Growth represents the year-over-year change in membership.

Hilton Grand Vacations	A-3	2019 PROXY STATEMENT

6355 MetroWest Boulevard, Suite 180,

Orlando, Florida 32835

www.hgv.com

Your Vote Matters! – here’s how to vote! You may vote online or by phone instead of mailing this card. Have this HILTON GRAND VACATIONS INC. card in hand and follow the instructions. Votes submitted online or by 5323 MILLENIA LAKES BLVD. SUITE 400 phone must be received by 11:59 p.m., Eastern Time, on May 7, 2019. ORLANDO, FLORIDA 32839 ONLINE    – Go to www.proxyvote.com. PHONE    – Call toll free 1-800-690-6903 within the U.S., U.S. territories and Canada. BY MAIL – Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Save paper, time and money! Sign up for electronic delivery at www.proxyvote.com. When prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E70670-P19312 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HILTON GRAND VACATIONS INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of Directors ! ! ! Nominees: 01) Mark D. Wang 05) Mark H. Lazarus 02) Leonard A. Potter 06) Pamela H. Patsley 03) Brenda J. Bacon 07) Paul W. Whetsell 04) David W. Johnson For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2019 fiscal year. ! ! ! 3. Approve by non-binding vote the compensation paid to the Company’s named executive officers. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes No Please indicate if you plan to attend this meeting: ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders and Proxy Statement, and the Annual Report are available at www.proxyvote.com. E70671-P19312 HILTON GRAND VACATIONS INC. Annual Meeting of Stockholders May 8, 2019 8:30 a.m. Local Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Mark D. Wang, Daniel J. Mathewes and Charles R. Corbin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hilton Grand Vacations Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Hilton Grand Vacations Inc. to be held May 8, 2019 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES UNDER PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side